Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
Three Months and Years Ended January 31, 2013 and 2012

Forest City Enterprises, Inc. and Subsidiaries
Three Months and Years Ended January 31, 2013 and 2012
Supplemental Package
NYSE: FCEA, FCEB
This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2013 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and investing in a facility to produce modular units, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and have six reportable operating segments. The three strategic business units, which represent four reportable operating segments, are the Commercial Group, Residential Group and Land Development Group (collectively, the "Real Estate Groups"). The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. Additionally, it recently constructed and currently operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York. The Arena, which opened in September 2012, is being reported as a separate segment. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. On January 31, 2012, our Board of Directors approved a strategic decision by senior management to reposition or divest significant portions of our Land Development Group. During the year ended January 31, 2013, we established and executed on our land divestiture strategy.
Corporate Activities and The Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are the other reportable segments of the Company.
We have approximately $10.6 billion of consolidated assets in 26 states and the District of Columbia at January 31, 2013. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York City, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 77 percent of the cost of our real estate portfolio at January 31, 2013. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-K for the year ended January 31, 2013. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we have historically reported an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. In the three months ended April 30, 2012, we began presenting Funds From Operations (“FFO”), which is also a non-GAAP measure. In the three months ended July 31, 2012, we began presenting Operating FFO, which is also a non-GAAP measure. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”), EBDT, FFO and Operating FFO provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and unconsolidated properties in this supplemental package.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT has been used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar, but not identical, to FFO, a measure of performance used by publicly traded Real Estate Investment Trusts (“REITs”).

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically are not subject to federal or state income taxes, but must pay out a portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP. The treatment of deferred taxes is the single biggest difference between EBDT and FFO. We reported both EBDT and FFO during the fiscal year ended January 31, 2013. Effective February 1, 2013, we will only report FFO to be more comparable to our industry peers.
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance (see Reconciliation of FFO to Net Earnings (Loss), included elsewhere in this supplemental package). We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus interest expense, gain (loss) on extinguishment of debt, depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, with additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, Operating FFO bridge, reconciliation of Operating FFO to FFO, reconciliation of net earnings to FFO and EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months and years ended January 31, 2013 and 2012.
We believe occupancy rates, retail and office lease expirations, contractual rent, significant retail and office tenant listings, mall sales per square foot, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2013 can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President, Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Exchange Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
FCY - $225,000,000 Aggregate Principal Amount of 7.375% Senior Notes Due 2034
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,590,646	$22,913	$1,129,662	$2,697,395
Commercial
Retail centers	3,189,250	44,143	1,149,624	4,294,731
Office buildings	2,950,188	105,482	345,407	3,190,113
Arena	890,213	556,871	—	333,342
Corporate and other equipment	11,245	—	—	11,245
Total completed rental properties	8,631,542	729,409	2,624,693	10,526,826
Projects under construction
Residential	159,558	1,819	20,242	177,981
Commercial
Retail centers	7,360	—	—	7,360
Office buildings	—	—	—	—
Total projects under construction	166,918	1,819	20,242	185,341
Projects under development
Residential	834,153	193,172	6,033	647,014
Commercial
Retail centers	66,865	200	3,085	69,750
Office buildings	258,767	26,179	3,804	236,392
Total projects under development	1,159,785	219,551	12,922	953,156
Total projects under construction and development	1,326,703	221,370	33,164	1,138,497
Land held for development and sale	65,059	6,258	—	58,801
Total Real Estate	10,023,304	957,037	2,657,857	11,724,124
Less accumulated depreciation	(1,654,632)	(46,207)	(593,490)	(2,201,915)
Real Estate, net	8,368,672	910,830	2,064,367	9,522,209
Cash and equivalents	333,220	24,843	56,484	364,861
Restricted cash and escrowed funds	410,414	46,549	82,200	446,065
Notes and accounts receivable, net	426,200	27,686	30,010	428,524
Investments in and advances to unconsolidated entities	456,628	(173,869)	(388,942)	241,555
Lease and mortgage procurement costs, net	288,306	21,734	47,688	314,260
Prepaid expenses and other deferred costs, net	240,594	18,822	9,951	231,723
Intangible assets, net	85,692	3	17,177	102,866
Land held for divestiture	2,706	—	7,773	10,479
Total Assets	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,001,551	$17,856	$876,478	$1,860,173
Commercial
Retail centers	1,927,409	39,480	877,509	2,765,438
Office buildings	1,955,868	78,931	280,847	2,157,784
Arena	429,041	290,393	—	138,648
Total completed rental properties	5,313,869	426,660	2,034,834	6,922,043
Projects under construction
Residential	161,527	—	—	161,527
Commercial
Retail centers	2,449	—	—	2,449
Office buildings	—	—	—	—
Total projects under construction	163,976	—	—	163,976
Projects under development
Residential	251,814	59,537	—	192,277
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	251,814	59,537	—	192,277
Total projects under construction and development	415,790	59,537	—	356,253
Land held for development and sale	9,301	931	—	8,370
Total Mortgage debt and notes payable, nonrecourse	5,738,960	487,128	2,034,834	7,286,666
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,032,969	—	—	1,032,969
Construction payables	135,359	31,250	15,277	119,386
Operating accounts payable and accrued expenses	688,415	72,922	153,670	769,163
Accrued derivative liability	155,724	150	13,352	168,926
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,093,963	104,322	182,299	1,171,940
Cash distributions and losses in excess of investments in unconsolidated entities	292,727	(29,646)	(299,744)	22,629
Deferred income taxes	474,406	—	—	474,406
Mortgage debt and notes payable, nonrecourse on land held for divestiture	1,700	—	9,319	11,019
Total Liabilities	8,634,725	561,804	1,926,708	9,999,629
Redeemable Noncontrolling Interest	239,136	239,136	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,580,095	—	—	1,580,095
Accumulated other comprehensive loss	(103,203)	—	—	(103,203)
Total Shareholders’ Equity	1,476,892	—	—	1,476,892
Noncontrolling interest	261,679	75,658	—	186,021
Total Equity	1,738,571	75,658	—	1,662,913
Total Liabilities and Equity	$10,612,432	$876,598	$1,926,708	$11,662,542

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,584,403	$27,003	$1,229,109	$2,786,509
Commercial
Retail centers	2,638,954	74,012	1,203,459	3,768,401
Office buildings	2,949,699	94,310	387,543	3,242,932
Corporate and other equipment	10,392	—	—	10,392
Total completed rental properties	7,183,448	195,325	2,820,111	9,808,234
Projects under construction
Residential	56,496	988	95,404	150,912
Commercial
Retail centers	595,011	—	—	595,011
Office buildings	15,077	—	—	15,077
Arena	591,227	370,600	—	220,627
Total projects under construction	1,257,811	371,588	95,404	981,627
Projects under development
Residential	776,817	170,423	17,693	624,087
Commercial
Retail centers	39,495	408	18,426	57,513
Office buildings	254,856	25,738	4,972	234,090
Total projects under development	1,071,168	196,569	41,091	915,690
Total projects under construction and development	2,328,979	568,157	136,495	1,897,317
Land held for development and sale	77,298	7,451	24,851	94,698
Total Real Estate	9,589,725	770,933	2,981,457	11,800,249
Less accumulated depreciation	(1,526,503)	(46,085)	(557,613)	(2,038,031)
Real Estate, net	8,063,222	724,848	2,423,844	9,762,218
Cash and equivalents	217,486	9,324	60,689	268,851
Restricted cash and escrowed funds	542,566	98,001	109,282	553,847
Notes and accounts receivable, net	406,244	19,542	36,684	423,386
Investments in and advances to unconsolidated entities	609,079	(160,470)	(542,772)	226,777
Lease and mortgage procurement costs, net	273,995	8,760	58,512	323,747
Prepaid expenses and other deferred costs, net	227,354	34,626	20,708	213,436
Intangible assets, net	107,192	3	11,076	118,265
Land held for divestiture	57,145	14,141	45,257	88,261
Total Assets	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,008,576	$18,844	$949,015	$1,938,747
Commercial
Retail centers	1,735,148	67,371	971,035	2,638,812
Office buildings	2,064,588	73,056	301,910	2,293,442
Total completed rental properties	4,808,312	159,271	2,221,960	6,871,001
Projects under construction
Residential	6,596	—	56,737	63,333
Commercial
Retail centers	331,308	—	—	331,308
Office buildings	—	—	—	—
Arena	206,253	127,685	—	78,568
Total projects under construction	544,157	127,685	56,737	473,209
Projects under development
Residential	272,195	66,027	—	206,168
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	2,887	2,887
Total projects under development	272,195	66,027	2,887	209,055
Total projects under construction and development	816,352	193,712	59,624	682,264
Land held for development and sale	15,775	1,578	12,655	26,852
Total Mortgage debt and notes payable, nonrecourse	5,640,439	354,561	2,294,239	7,580,117
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,038,529	—	—	1,038,529
Construction payables	202,395	61,564	18,564	159,395
Operating accounts payable and accrued expenses	621,582	27,798	161,323	755,107
Accrued derivative liability	174,020	—	19,033	193,053
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465
Total Accounts payable, accrued expenses and other liabilities	1,112,462	89,362	198,920	1,222,020
Cash distributions and losses in excess of investments in unconsolidated entities	279,708	(24,803)	(282,105)	22,406
Deferred income taxes	433,040	—	—	433,040
Mortgage debt and notes payable, nonrecourse on land held for divestiture	19,084	1,721	12,226	29,589
Total Liabilities	8,523,262	420,841	2,223,280	10,325,701
Redeemable Noncontrolling Interest	229,149	229,149	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,587,526	—	—	1,587,526
Accumulated other comprehensive loss	(120,460)	—	—	(120,460)
Total Shareholders’ Equity	1,467,066	—	—	1,467,066
Noncontrolling interest	284,806	98,785	—	186,021
Total Equity	1,751,872	98,785	—	1,653,087
Total Liabilities and Equity	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$305,938	$29,292	$102,960	$2,871	$382,477
Expenses
Operating expenses	215,510	19,125	49,646	1,634	247,665
Depreciation and amortization	70,000	4,157	19,842	448	86,133
Net (gain) loss on land held for divestiture activity	(12,131)	4,588	(1,393)	—	(18,112)
	273,379	27,870	68,095	2,082	315,686
Interest expense	(84,594)	(7,077)	(26,493)	(833)	(104,843)
Amortization of mortgage procurement costs	(3,128)	(223)	(740)	(7)	(3,652)
Gain (loss) on extinguishment of debt	(192)	—	818	(272)	354
Interest and other income	11,157	(708)	252	2	12,119
Net gain on disposition of full or partial interests in rental properties	—	—	34,959	72,722	107,681
Earnings (loss) before income taxes	(44,198)	(6,586)	43,661	72,401	78,450
Income tax expense (benefit)
Current	(11,551)	—	—	40,026	28,475
Deferred	17,020	—	—	(6,697)	10,323
	5,469	—	—	33,329	38,798
Equity in earnings (loss) of unconsolidated entities	61,171	87	(42,268)	—	18,816
Net gain on land held for divestiture activity of unconsolidated entities	1,393	—	(1,393)	—	—
	62,564	87	(43,661)	—	18,816
Earnings (loss) from continuing operations	12,897	(6,499)	—	39,072	58,468
Discontinued operations, net of tax:
Operating loss from rental properties	(136)	60	—	196	—
Gain on disposition of rental properties	39,268	—	—	(39,268)	—
	39,132	60	—	(39,072)	—
Net earnings (loss)	52,029	(6,439)	—	—	58,468
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests	6,499	6,499	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(60)	(60)	—	—	—
	6,439	6,439	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$58,468	$—	$—	$—	$58,468
Preferred dividends and inducements of preferred stock conversion	(6,698)	—	—	—	(6,698)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$51,770	$—	$—	$—	$51,770

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Year Ended January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$1,134,687	$73,486	$397,613	$26,474	$1,485,288
Expenses
Operating expenses	732,275	51,481	180,661	12,149	873,604
Depreciation and amortization	229,661	8,852	77,834	6,159	304,802
Impairment of real estate	30,660	—	390	4,254	35,304
Net (gain) loss on land held for divestiture activity	(6,480)	834	40,777	—	33,463
	986,116	61,167	299,662	22,562	1,247,173
Interest expense	(269,229)	(16,485)	(102,723)	(7,251)	(362,718)
Amortization of mortgage procurement costs	(12,112)	(526)	(3,163)	(243)	(14,992)
Gain (loss) on extinguishment of debt	7,096	(603)	(495)	(464)	6,740
Interest and other income	45,915	740	2,438	20	47,633
Net gain on disposition of full or partial interests in rental properties	—	—	51,066	99,935	151,001
Earnings (loss) before income taxes	(79,759)	(4,555)	45,074	95,909	65,779
Income tax expense (benefit)
Current	(58,794)	—	—	61,950	3,156
Deferred	47,590	—	—	(18,118)	29,472
	(11,204)	—	—	43,832	32,628
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Equity in earnings (loss) of unconsolidated entities, including impairment	85,408	347	(85,851)	—	(790)
Net loss on land held for divestiture activity of unconsolidated entities	(40,777)	—	40,777	—	—
	44,631	347	(45,074)	—	(790)
Earnings (loss) from continuing operations	(17,158)	(1,506)	—	52,077	36,425
Discontinued operations, net of tax:
Operating earnings from rental properties	527	387	—	(140)	—
Impairment of real estate	(2,604)	—	—	2,604	—
Gain on disposition of rental properties	55,506	965	—	(54,541)	—
	53,429	1,352	—	(52,077)	—
Net earnings (loss)	36,271	(154)	—	—	36,425
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests	1,506	1,506	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,352)	(1,352)	—	—	—
	154	154	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$36,425	$—	$—	$—	$36,425
Preferred dividends and inducements of preferred stock conversion	(32,129)	—	—	—	(32,129)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$4,296	$—	$—	$—	$4,296

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Three Months Ended January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$271,774	$17,567	$106,313	$11,848	$372,368
Expenses
Operating expenses	187,846	13,551	49,895	6,360	230,550
Depreciation and amortization	51,240	714	20,131	2,832	73,489
Impairment of real estate	—	—	1,095	—	1,095
Net loss on land held for divestiture activity	113,804	243	39,802	—	153,363
	352,890	14,508	110,923	9,192	458,497
Interest expense	(61,305)	(2,788)	(26,457)	(2,894)	(87,868)
Amortization of mortgage procurement costs	(2,596)	(86)	(858)	(203)	(3,571)
Gain on extinguishment of debt	256	134	114	—	236
Interest and other income	9,996	458	342	4	9,884
Net gain on disposition of full or partial interests in rental properties	2,255	—	—	11,859	14,114
Earnings (loss) before income taxes	(132,510)	777	(31,469)	11,422	(153,334)
Income tax expense (benefit)
Current	(11,192)	—	—	8,846	(2,346)
Deferred	(53,078)	—	—	(4,044)	(57,122)
	(64,270)	—	—	4,802	(59,468)
Equity in loss of unconsolidated entities, including impairments	(3,600)	(413)	(8,333)	—	(11,520)
Net loss on land held for divestiture activity of unconsolidated entities	(39,802)	—	39,802	—	—
	(43,402)	(413)	31,469	—	(11,520)
Earnings (loss) from continuing operations	(111,642)	364	—	6,620	(105,386)
Discontinued operations, net of tax:
Operating loss from rental properties	(917)	(542)	—	375	—
Impairment of real estate	(6,279)	—	—	6,279	—
Gain on disposition of rental properties	13,274	—	—	(13,274)	—
	6,078	(542)	—	(6,620)	—
Net loss	(105,564)	(178)	—	—	(105,386)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(364)	(364)	—	—	—
Loss from discontinued operations attributable to noncontrolling interests	542	542	—	—	—
	178	178	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(105,386)	$—	$—	$—	$(105,386)
Preferred dividends	(3,850)	—	—	—	(3,850)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(109,236)	$—	$—	$—	$(109,236)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Earnings Information – Year Ended January 31, 2012 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$1,051,618	$55,285	$385,521	$60,709	$1,442,563
Expenses
Operating expenses	654,346	38,433	179,242	32,326	827,481
Depreciation and amortization	208,801	4,973	67,855	13,268	284,951
Impairment of real estate	235	—	40,284	13,692	54,211
Net loss on land held for divestiture activity	115,654	243	41,902	—	157,313
	979,036	43,649	329,283	59,286	1,323,956
Interest expense	(249,799)	(11,713)	(100,958)	(13,085)	(352,129)
Amortization of mortgage procurement costs	(11,317)	(509)	(3,015)	(847)	(14,670)
Gain (loss) on extinguishment of debt	9,590	1,641	(366)	—	7,583
Interest and other income	52,094	1,370	989	22	51,735
Net gain on disposition of full or partial interests in rental properties	17,665	—	12,567	51,796	82,028
Earnings (loss) before income taxes	(109,185)	2,425	(34,545)	39,309	(106,846)
Income tax expense (benefit)
Current	(9,916)	—	—	11,755	1,839
Deferred	(53,770)	—	—	5,262	(48,508)
	(63,686)	—	—	17,017	(46,669)
Equity in loss of unconsolidated entities, including impairment	(19,137)	(185)	(7,357)	—	(26,309)
Net loss on land held for divestiture activity of unconsolidated entities	(41,902)	—	41,902	—	—
	(61,039)	(185)	34,545	—	(26,309)
Earnings (loss) from continuing operations	(106,538)	2,240	—	22,292	(86,486)
Discontinued operations, net of tax:
Operating earnings from rental properties	2,551	1,920	—	(631)	—
Impairment of real estate	(8,382)	—	—	8,382	—
Gain on disposition of rental properties	111,801	81,758	—	(30,043)	—
	105,970	83,678	—	(22,292)	—
Net earnings (loss)	(568)	85,918	—	—	(86,486)
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(2,240)	(2,240)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(83,678)	(83,678)	—	—	—
	(85,918)	(85,918)	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(86,486)	$—	$—	$—	$(86,486)
Preferred dividends	(15,400)	—	—	—	(15,400)
Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(101,886)	$—	$—	$—	$(101,886)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – January 31, 2013
The “Net Asset Value Components” schedule below represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - January 31, 2013
Completed Rental Properties (“CRP”)
	Q4 2012	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$43.2	$(0.8)	$42.4	$169.6	$(2,149.7)
Specialty Retail Centers	14.4	1.8	16.2	64.8	(615.7)
Subtotal Retail	$57.6	$1.0	$58.6	$234.4	$(2,765.4)
Office
Life Science Office	$11.0	$1.7	$12.7	$50.8	$(390.5)
New York Office	33.8	—	33.8	135.2	(1,406.6)
Central Business District	7.7	(1.1)	6.6	26.4	(132.0)
Suburban/Other Office	3.8	—	3.8	15.2	(161.7)
Subtotal Office	$56.3	$0.6	$56.9	$227.6	$(2,090.8)
Hotels	$2.0	$0.7	$2.7	$11.0	$(67.0)
Arena	$4.5	$5.1	$9.6	$38.5	$(138.6)
Residential Real Estate
Apartments	$37.1	$2.0	$39.1	$156.4	$(1,687.6)
Subsidized Senior Housing (5)	$3.1	$1.0	$4.1	$16.4	$(118.5)
Military Housing	$7.4	$(3.6)	$3.8	$15.0	$(54.1)

Subtotal Rental Properties	$168.0	$6.8	$174.8	$699.3	$(6,922.0)
Other	(18.2)	10.7	(7.5)	(30.0)	—
Total Rental Properties	$149.8	$17.5	$167.3	$669.3	$(6,922.0)
Development Pipeline Debt Adjustment (6)	—	—	—	—	472.0
Adjusted Total Rental Properties	$149.8	$17.5	$167.3	$669.3	$(6,450.0)
Development Pipeline
				Book Value (4)
Westchester's Ridge Hill (Adjusted for amounts included in CRP) (6)				$898.4	$(472.0)
Projects under construction				$185.3	$(164.0)
Adjusted projects under construction				$1,083.7	$(636.0)
Projects under development				$953.2	$(192.3)
Land held for development and sale				$58.8	$(8.4)
Other Tangible Assets
Cash and equivalents				$364.9
Restricted cash and escrowed funds				$446.1
Notes and accounts receivable, net (7)				$428.5
Net investments and advances to unconsolidated entities				$218.9
Prepaid expenses and other deferred costs, net				$231.7
Land held for divestiture				$10.5	$(11.0)
Recourse Debt and Other Liabilities
Bank revolving credit facility				$—
Senior and subordinated debt				$(1,033.0)
Less: convertible debt				$599.5
Construction payables				$(119.4)
Operating accounts payable and accrued expenses (8)				$(769.2)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended January 31, 2013 (In millions)				222.8

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – January 31, 2013 (continued)

(1)
Pro-rata Q4 2012 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended January 31, 2013 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an annualized stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows:

a)
NOI for 8 Spruce Street, Botanica Eastbridge (Apartments) and The Yards - Boilermaker Shops (Specialty Retail Centers) is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased up properties. See note 6, which describes the treatment of Westchester's Ridge Hill.

b)
Annual NOI for the Barclays Center Arena is expected to stabilize at approximately $70 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q4 2012 NOI to arrive at an annual stabilized NOI of $38.5 million.

In addition, we include stabilization adjustments from quarterly NOI as follows:

c)	Participation payments of $1.7 million have been excluded from the life science office NOI.

d)
Due to the fluctuation of NOI as a result of distribution restrictions from our subsidized senior housing properties, we have included a stabilization adjustment to the Q4 2012 NOI to arrive at a stabilized NOI generated for the year ended January 31, 2013.

e)	Due to the seasonality of conventions at our hotels, we have included a stabilization adjustment to the Q4 2012 NOI to arrive at the NOI generated for the year ended January 31, 2013.

f)	At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million.

g)	Other excludes write-offs of abandoned development projects of $12.8 million, tax credit income of $5.6 million and certain non-recurring development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q4 2012 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of January 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Represents limited-distribution subsidized senior housing properties.

(6)
Westchester's Ridge Hill has their assets shown in the Development Pipeline section of this model. Westchester's Ridge Hill, as of January 31, 2013, had $898.4 million costs incurred at pro-rata consolidation and $472.0 million of nonrecourse mortgage debt at pro-rata consolidation which were transferred to CRP. In order to account for this property during initial lease up, we have made the following adjustments:

a)
All costs and associated debt for Westchester's Ridge Hill for purposes exclusive to this disclosure were reclassed to "Adjusted Projects Under Construction" in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the Regional Malls product type, and debt have been removed from the CRP section of the NAV schedule.

(7)	Includes $164.1 million of straight-line rent receivable (net of $15.8 million of allowance for doubtful accounts).

(8)	Includes $37.8 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - January 31, 2013 and 2012
Retail and office occupancy is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Retail occupancy excludes leases with original terms of one year or less. Residential occupancy represents total units occupied divided by total units available. Average Occupancy for residential is calculated by dividing gross potential rent less vacancy by gross potential rent.
Our occupancy percentages by each of our major product lines is as follows:

	Occupancy As of January 31, 2013	Average Occupancy Year-to-Date January 31, 2013	Occupancy As of January 31, 2012	Average Occupancy Year-to-Date January 31, 2012
Retail
Comparable	91.3%	91.4%	91.4%	91.7%
Total	89.1%	89.1%	89.0%	90.0%
Office
Comparable	89.5%	90.1%	90.7%	90.1%
Total	88.2%	88.6%	89.1%	88.4%
Residential (1)
Comparable	93.4%	94.7%	93.6%	94.5%
Total	92.5%	94.3%	92.1%	92.4%
The graph below provides comparable occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.

(1)	Excludes military and limited-distribution subsidized senior housing units.

(2)	Represents Comparable Occupancy for Retail and Office as of the applicable date and Comparable Average Occupancy Year-to-Date for Residential.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following graphs provide current and historical retail sales for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.
The graph below represents percentage of tenant sales growth in our comparable regional malls for all comparable tenants. Comparable tenants are those that were open and operating in both the current period and corresponding prior period presented. The tenants included in the graph below may not be the same as those included in the graph above.

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the Company’s supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
1st Quarter 2012	38	88,993	$58.67	$53.37	9.9%
2nd Quarter 2012	28	81,774	$53.36	$48.96	9.0%
3rd Quarter 2012	37	128,204	$43.67	$38.48	13.5%
4th Quarter 2012	23	63,551	$50.64	$44.93	12.7%
Total	126	362,522	$50.76	$45.62	11.3%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
1st Quarter 2012	7	29,117	$41.95	$41.56	0.9%
2nd Quarter 2012	8	35,234	$21.40	$21.77	(1.7)%
3rd Quarter 2012	5	37,129	$28.38	$28.70	(1.1)%
4th Quarter 2012	4	7,281	$41.78	$44.37	(5.8)%
Total	24	108,761	$30.65	$30.95	(1.0)%

Office Buildings
The following table represents all new leases signed compared with terms of all expired leases in our office portfolio over the past 12 months. Changes in rent per square foot between all new and all expired leases are influenced by various factors, including but not limited to non-comparable markets, non-comparable buildings and space within those buildings being compared. Depending on the mix of new and expired leases, the percentage change in rent per square foot will vary accordingly.
Office Buildings

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)(2)	Expiring Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
1st Quarter 2012	38	29	340,382	314,172	$27.40	$29.32	(6.5)%
2nd Quarter 2012	28	20	132,835	96,046	$20.13	$18.66	7.9%
3rd Quarter 2012	30	35	195,197	195,523	$38.45	$38.83	(1.0)%
4th Quarter 2012	17	27	76,889	124,062	$24.57	$23.97	2.5%
Total	113	111	745,303	729,803	$28.71	$29.55	(2.8)%

Office Buildings by Product in Core and Non-Core Markets

	Number of Leases Signed	Number of Leases Expired	GLA Signed	GLA Expired	Contractual Rent Per Square Foot (1)(2)	Expiring Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
Products:
Life Science Office	15	12	117,494	116,859	$45.30	$50.19	(9.7)%
Other Office	53	44	352,380	299,726	$30.90	$33.38	(7.4)%
Total Office in Core Markets	68	56	469,874	416,585	$34.50	$38.10	(9.4)%
Office in Non-Core Markets	45	55	275,429	313,218	$18.82	$18.19	3.5%
Total	113	111	745,303	729,803	$28.71	$29.55	(2.8)%

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges.

(2)
For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities for the various periods presented.

Quarterly Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable Units at	Three Months Ended January 31,			Quarter-to-Date January 31,
Comparable Apartment Communities (1)	Pro-Rata %	2013	2012	% Change	2013	2012	% Change
Core Markets	7,709	$1,667	$1,584	5.2%	95.0%	94.2%	0.8%
Non-Core Markets	9,458	$971	$947	2.5%	93.8%	92.7%	1.1%
Total Comparable Apartments	17,167	$1,290	$1,239	4.1%	94.5%	93.6%	0.9%

Year-to-Date Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable Units at	Years Ended January 31,			Year-to-Date January 31,
Comparable Apartment Communities (1)	Pro-Rata %	2013	2012	% Change	2013	2012	% Change
Core Markets	7,548	$1,597	$1,516	5.3%	95.3%	95.0%	0.3%
Non-Core Markets	9,136	$856	$826	3.6%	93.6%	93.8%	(0.2)%
Total Comparable Apartments	16,684	$1,198	$1,144	4.7%	94.7%	94.5%	0.2%

Sequential Quarter Comparison		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable	Three Months Ended			Quarter-to-Date
	Units	January 31,	October 31,		January 31,	October 31,
Comparable Apartment Communities (1)	Pro-Rata %	2013	2012 (3)	% Change	2013	2012 (3)	% Change
Core Markets	7,879	$1,680	$1,659	1.3%	95.1%	95.2%	(0.1)%
Non-Core Markets	9,458	$971	$955	1.7%	93.8%	94.1%	(0.3)%
Total Comparable Apartments	17,337	$1,299	$1,281	1.4%	94.6%	94.8%	(0.2)%

(1)
Includes apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended January 31, 2013, 20.0% of leasable units in core markets and 4.6% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	These amounts may differ from data as reported in the previous quarter because the properties that qualify as comparable change from period to period.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI is defined as NOI from properties opened and operated in the three months and years ended January 31, 2013 and 2012. The schedules below present Pro-Rata Comparable NOI for the three months and years ended January 31, 2013 and 2012.
Comparable Net Operating Income (% change over same period prior year)

	Three Months Ended	Year Ended
	January 31, 2013	January 31, 2013
Retail	2.8%	2.1%
Office	1.2%	2.1%
Residential	6.4%	7.3%
Total	3.0%	3.2%
The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Years Ended
	January 31, 2013	October 31, 2012	July 31, 2012	April 30, 2012	January 31, 2012		January 31, 2013	January 31, 2012	January 31, 2011
Retail	2.8%	0.5%	1.3%	3.0%	4.7%	Retail	2.1%	2.6%	2.2%
Office	1.2%	0.6%	5.4%	3.2%	0.5%	Office	2.1%	(2.6)%	2.1%
Residential	6.4%	6.0%	10.3%	11.0%	11.9%	Residential	7.3%	7.3%	4.3%
Total	3.0%	1.8%	5.0%	4.8%	4.6%	Total	3.2%	1.4%	2.5%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended January 31, 2013				Three Months Ended January 31, 2012				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$58,991	$1,752	$—	$57,239	$57,443	$1,788	$—	$55,655	2.7%	2.8%
Total	59,602	1,972	—	57,630	56,616	1,859	2,103	56,860
Office Buildings
Comparable	59,929	2,201	—	57,728	58,779	1,733	—	57,046	2.0%	1.2%
Total	57,373	2,225	1,130	56,278	60,721	2,369	1,451	59,803
Hotels	1,966	—	—	1,966	1,979	—	(15)	1,964
Land Sales	—	—	—	—	690	—	—	690
Other (1)	(18,496)	(69)	—	(18,427)	(4,061)	—	525	(3,536)
Total Commercial Group
Comparable	118,920	3,953	—	114,967	116,222	3,521	—	112,701	2.3%	2.0%
Total	100,445	4,128	1,130	97,447	115,945	4,228	4,064	115,781
Arena	8,271	3,784	—	4,487	(4,091)	(1,715)	—	(2,376)
Residential Group
Apartments
Comparable	35,536	751	—	34,785	33,360	662	—	32,698	6.5%	6.4%
Total	38,017	1,104	161	37,074	33,618	558	1,423	34,483
Subsidized Senior Housing	3,158	95	—	3,063	2,120	(416)	—	2,536
Military Housing	7,936	492	—	7,444	9,521	585	—	8,936
Other (1)	(796)	(1,030)	—	234	(1,282)	114	—	(1,396)
Total Residential Group
Comparable	35,536	751	—	34,785	33,360	662	—	32,698	6.5%	6.4%
Total	48,315	661	161	47,815	43,977	841	1,423	44,559
Total Rental Properties
Comparable	154,456	4,704	—	149,752	149,582	4,183	—	145,399	3.3%	3.0%
Total	157,031	8,573	1,291	149,749	155,831	3,354	5,487	157,964
Land Development Group	6,916	973	—	5,943	6,071	707	—	5,364
The Nets	18,035	—	—	18,035	(11,845)	—	—	(11,845)
Corporate Activities	(12,554)	—	—	(12,554)	(16,385)	—	—	(16,385)
Grand Total	$169,428	$9,546	$1,291	$161,173	$133,672	$4,061	$5,487	$135,098

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Year Ended January 31, 2013				Year Ended January 31, 2012				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$231,901	$6,809	$—	$225,092	$227,382	$6,852	$—	$220,530	2.0%	2.1%
Total	240,552	7,617	3,021	235,956	238,112	9,179	7,801	236,734
Office Buildings
Comparable	245,086	8,286	—	236,800	238,415	6,424	—	231,991	2.8%	2.1%
Total	245,441	8,620	6,264	243,085	245,903	7,021	9,602	248,484
Hotels	10,975	—	—	10,975	9,977	—	1,885	11,862
Land Sales (1)	40,201	—	—	40,201	43,491	(782)	684	44,957
Other (2)	(35,953)	(253)	822	(34,878)	(4,285)	1,959	2,070	(4,174)
Total Commercial Group
Comparable	476,987	15,095	—	461,892	465,797	13,276	—	452,521	2.4%	2.1%
Total	501,216	15,984	10,107	495,339	533,198	17,377	22,042	537,863
Arena	(960)	277	—	(1,237)	(10,652)	(4,567)	—	(6,085)
Residential Group
Apartments
Comparable	136,141	2,748	—	133,393	126,870	2,520	—	124,350	7.3%	7.3%
Total	148,237	3,554	4,103	148,786	128,845	2,354	5,481	131,972
Subsidized Senior Housing	18,740	354	—	18,386	14,531	(65)	—	14,596
Military Housing	29,369	1,021	—	28,348	29,314	920	—	28,394
Land Sales	—	—	—	—	204	16	—	188
Other (2)	(6,372)	(614)	—	(5,758)	(3,788)	541	—	(4,329)
Total Residential Group
Comparable	136,141	2,748	—	133,393	126,870	2,520	—	124,350	7.3%	7.3%
Total	189,974	4,315	4,103	189,762	169,106	3,766	5,481	170,821
Total Rental Properties
Comparable	613,128	17,843	—	595,285	592,667	15,796	—	576,871	3.5%	3.2%
Total	690,230	20,576	14,210	683,864	691,652	16,576	27,523	702,599
Land Development Group	17,271	2,516	—	14,755	11,298	1,461	—	9,837
The Nets	(4,672)	—	—	(4,672)	(26,814)	—	—	(26,814)
Corporate Activities	(53,944)	—	—	(53,944)	(53,837)	—	—	(53,837)
Grand Total	$648,885	$23,092	$14,210	$640,003	$622,299	$18,037	$27,523	$631,785

(1)	Includes $36,484 and $42,622 of NOI generated from the casino land sale at full and pro-rata consolidation for the years ended January 31, 2013 and 2012, respectively.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Year Ended January 31, 2013    Year Ended January 31, 2012

NOI by Product Type	$704,008	NOI by Product Type	$684,402
Casino Land Sale	36,484	Casino Land Sale	42,622
Arena	(1,237)	Arena	(6,085)
The Nets	(4,672)	The Nets	(26,814)
Corporate Activities	(53,944)	Corporate Activities	(53,837)
Other (2)	(40,636)	Other (2)	(8,503)
Grand Total NOI	$640,003	Grand Total NOI	$631,785

(1)	Includes limited-distribution subsidized senior housing.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Year Ended January 31, 2013    Year Ended January 31, 2012

NOI by Market	$675,660	NOI by Market	$656,008
Casino Land Sale	36,484	Casino Land Sale	42,622
Arena	(1,237)	Arena	(6,085)
Military Housing	28,348	Military Housing	28,394
The Nets	(4,672)	The Nets	(26,814)
Corporate Activities	(53,944)	Corporate Activities	(53,837)
Other (3)	(40,636)	Other (3)	(8,503)
Grand Total NOI	$640,003	Grand Total NOI	$631,785

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands)

	Three Months Ended January 31, 2013					Three Months Ended January 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$169,428	$9,546	$—	$1,291	$161,173	$133,672	$4,061	$—	$5,487	$135,098
Interest expense	(84,594)	(7,077)	(26,493)	(833)	(104,843)	(61,305)	(2,788)	(26,457)	(2,894)	(87,868)
Interest expense of unconsolidated entities	(26,493)	—	26,493	—	—	(26,457)	—	26,457	—	—
Gain (loss) on extinguishment of debt	(192)	—	818	(272)	354	256	134	114	—	236
Gain on extinguishment of debt of unconsolidated entities	818	—	(818)	—	—	114	—	(114)	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	(62,564)	(87)	43,661	—	(18,816)	43,402	413	(31,469)	—	11,520
Net gain (loss) on land held for divestiture activity	12,131	(4,588)	1,393	—	18,112	(113,804)	(243)	(39,802)	—	(153,363)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	1,393	—	(1,393)	—	—	(39,802)	—	39,802	—	—
Net gain on disposition of rental properties and partial interests in rental properties	—	—	34,959	72,722	107,681	2,255	—	—	11,859	14,114
Gain on disposition of unconsolidated entities	34,959	—	(34,959)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	—	—	—	(1,095)	—	(1,095)
Impairment of unconsolidated real estate	—	—	—	—	—	(1,095)	—	1,095	—	—
Depreciation and amortization—Real Estate Groups (a)	(68,868)	(4,157)	(19,842)	(448)	(85,001)	(50,393)	(714)	(20,131)	(2,832)	(72,642)
Amortization of mortgage procurement costs—Real Estate Groups	(3,128)	(223)	(740)	(7)	(3,652)	(2,596)	(86)	(858)	(203)	(3,571)
Depreciation and amortization of unconsolidated entities	(20,582)	—	20,582	—	—	(20,989)	—	20,989	—	—
Straight-line rent adjustment	3,494	—	—	(52)	3,442	4,208	—	—	5	4,213
Preference payment	—	—	—	—	—	24	—	—	—	24
Earnings (loss) before income taxes	(44,198)	(6,586)	43,661	72,401	78,450	(132,510)	777	(31,469)	11,422	(153,334)
Income tax benefit (expense)	(5,469)	—	—	(33,329)	(38,798)	64,270	—	—	(4,802)	59,468

Equity in earnings (loss) of unconsolidated entities, including impairment of depreciable real estate	61,171	87	(42,268)	—	18,816	(3,600)	(413)	(8,333)	—	(11,520)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	1,393	—	(1,393)	—	—	(39,802)	—	39,802	—	—
	62,564	87	(43,661)	—	18,816	(43,402)	(413)	31,469	—	(11,520)
Earnings (loss) from continuing operations	12,897	(6,499)	—	39,072	58,468	(111,642)	364	—	6,620	(105,386)
Discontinued operations, net of tax	39,132	60	—	(39,072)	—	6,078	(542)	—	(6,620)	—
Net earnings (loss)	52,029	(6,439)	—	—	58,468	(105,564)	(178)	—	—	(105,386)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	6,499	6,499	—	—	—	(364)	(364)	—	—	—
(Earnings) loss from discontinued operations attributable to noncontrolling interests	(60)	(60)	—	—	—	542	542	—	—	—
	6,439	6,439	—	—	—	178	178	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$58,468	$—	$—	$—	$58,468	$(105,386)	$—	$—	$—	$(105,386)
Preferred dividends and inducements of preferred stock conversion	(6,698)	—	—	—	(6,698)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$51,770	$—	$—	$—	$51,770	$(109,236)	$—	$—	$—	$(109,236)
(a) Depreciation and amortization - Real Estate Groups	$68,868	$4,157	$19,842	$448	$85,001	$50,393	$714	$20,131	$2,832	$72,642
Depreciation and amortization - Non-Real Estate	1,132	—	—	—	1,132	847	—	—	—	847
Total depreciation and amortization	$70,000	$4,157	$19,842	$448	$86,133	$51,240	$714	$20,131	$2,832	$73,489

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three months and years ended January 31, 2013 and 2012, included elsewhere in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (Loss) (GAAP) (in thousands) (continued)

	Year Ended January 31, 2013					Year Ended January 31, 2012
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Net operating income (1)	$648,885	$23,092	$—	$14,210	$640,003	$622,299	$18,037	$—	$27,523	$631,785
Interest expense	(269,229)	(16,485)	(102,723)	(7,251)	(362,718)	(249,799)	(11,713)	(100,958)	(13,085)	(352,129)
Interest expense of unconsolidated entities	(102,723)	—	102,723	—	—	(100,958)	—	100,958	—	—
Gain (loss) on extinguishment of debt	7,096	(603)	(495)	(464)	6,740	9,590	1,641	(366)	—	7,583
Loss on extinguishment of debt of unconsolidated entities	(495)	—	495	—	—	(366)	—	366	—	—
Equity in (earnings) loss of unconsolidated entities, including impairment	(44,631)	(347)	45,074	—	790	61,039	185	(34,545)	—	26,309
Net gain (loss) on land held for divestiture activity	6,480	(834)	(40,777)	—	(33,463)	(115,654)	(243)	(41,902)	—	(157,313)
Net loss on land held for divestiture activity of unconsolidated entities	(40,777)	—	40,777	—	—	(41,902)	—	41,902	—	—
Net gain on disposition of rental properties and partial interests in rental properties	—	—	51,066	99,935	151,001	17,665	—	12,567	51,796	82,028
Gain on disposition of unconsolidated entities	51,066	—	(51,066)	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated and unconsolidated real estate	(30,660)	—	(390)	(4,254)	(35,304)	(235)	—	(40,284)	(13,692)	(54,211)
Impairment of unconsolidated real estate	(390)	—	390	—	—	(40,284)	—	40,284	—	—
Depreciation and amortization—Real Estate Groups (a)	(226,296)	(8,852)	(77,834)	(6,159)	(301,437)	(205,554)	(4,973)	(67,855)	(13,268)	(281,704)
Amortization of mortgage procurement costs—Real Estate Groups	(12,112)	(526)	(3,163)	(243)	(14,992)	(11,317)	(509)	(3,015)	(847)	(14,670)
Depreciation and amortization of unconsolidated entities	(80,997)	—	80,997	—	—	(70,870)	—	70,870	—	—
Straight-line rent adjustment	15,024	—	—	135	15,159	6,326	—	—	882	7,208
Preference payment	—	—	—	—	—	(1,732)	—	—	—	(1,732)
Earnings (loss) before income taxes	(79,759)	(4,555)	45,074	95,909	65,779	(109,185)	2,425	(34,545)	39,309	(106,846)
Income tax benefit (expense)	11,204	—	—	(43,832)	(32,628)	63,686	—	—	(17,017)	46,669
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—

Equity in earnings (loss) of unconsolidated entities, including impairment of depreciable real estate	85,408	347	(85,851)	—	(790)	(19,137)	(185)	(7,357)	—	(26,309)
Net loss on land held for divestiture activity of unconsolidated entities	(40,777)	—	40,777	—	—	(41,902)	—	41,902	—	—
	44,631	347	(45,074)	—	(790)	(61,039)	(185)	34,545	—	(26,309)
Earnings (loss) from continuing operations	(17,158)	(1,506)	—	52,077	36,425	(106,538)	2,240	—	22,292	(86,486)
Discontinued operations, net of tax	53,429	1,352	—	(52,077)	—	105,970	83,678	—	(22,292)	—
Net earnings (loss)	36,271	(154)	—	—	36,425	(568)	85,918	—	—	(86,486)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	1,506	1,506	—	—	—	(2,240)	(2,240)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,352)	(1,352)	—	—	—	(83,678)	(83,678)	—	—	—
	154	154	—	—	—	(85,918)	(85,918)	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$36,425	$—	$—	$—	$36,425	$(86,486)	$—	$—	$—	$(86,486)
Preferred dividends and inducements of preferred stock conversion	(32,129)	—	—	—	(32,129)	(15,400)	—	—	—	(15,400)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$4,296	$—	$—	$—	$4,296	$(101,886)	$—	$—	$—	$(101,886)
(a) Depreciation and amortization—Real Estate Groups	$226,296	$8,852	$77,834	$6,159	$301,437	$205,554	$4,973	$67,855	$13,268	$281,704
Depreciation and amortization—Non-Real Estate	3,365	—	—	—	3,365	3,247	—	—	—	3,247
Total depreciation and amortization	$229,661	$8,852	$77,834	$6,159	$304,802	$208,801	$4,973	$67,855	$13,268	$284,951

(1) For component detail of NOI by segment, see the Summary of FFO schedules for the three months and years ended January 31, 2013 and 2012, included elsewhere in this supplemental package.

Results of Operations
Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net earnings attributable to Forest City Enterprises, Inc. for the year ended January 31, 2013 was $36,425,000 versus net loss of $86,486,000 for the year ended January 31, 2012. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in net earnings (loss) between periods. This variance to the prior year is primarily attributable to the following increases, which are net of noncontrolling interest:

•
$123,850,000 related to a decrease in the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2012 compared with 2011;

•	$68,973,000 related to 2012 gains on disposition or partial disposition of rental properties and unconsolidated investments exceeding 2011 gains;

•	$36,484,000 related to the 2012 sale of an approximate 10 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•	$22,142,000 related to a 2012 decrease in allocated losses from our equity investment in The Nets;

•	$18,907,000 related to a 2012 decrease in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•
$11,185,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$9,334,000 primarily related to higher land sales at our Stapleton project in 2012 compared with 2011; and

•
$4,064,000 related to the net gain on change in control of interests related to the acquisition of our partners' interests in certain equity method investments during 2012. The gain represents the adjustment to fair value of all of the assets and liabilities of the entities including the noncontrolling interests of the remaining partner.

These increases were partially offset by the following decreases, net of noncontrolling interest:

•	$42,622,000 related to the 2011 sale of land and air rights for development of a casino in downtown Cleveland, Ohio;

•	$22,121,000 related to a decrease in capitalized interest due to several large property openings in 2012 and the full year impact of projects opened during 2011;

•	$17,737,000 of increased write-offs of abandoned development projects in 2012 compared with 2011;

•	$6,496,000 related to a decrease in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2012 compared with 2011; and

•
$79,297,000 due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings (loss) including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio—Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the year ended January 31, 2013, we invested $118,545,000 at pro-rata consolidation ($95,577,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $80,152,000 at pro-rata consolidation ($51,799,000 at full consolidation) during the year ended January 31, 2012. The increase of capital expenditures over the prior period is primarily due to significant tenant improvements at one of our Brooklyn office properties of $22,525,000 at pro-rata consolidation ($27,304,000 at full consolidation).
FFO—The majority of our peers in the publicly traded real estate industry are REITs and report operating results using FFO as defined by NAREIT. Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers.
FFO is defined by NAREIT as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance (see Reconciliation of FFO to Net Earnings (Loss), included elsewhere in this supplemental package). We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies.

Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method;
viii) other non-recurring items such as income generated from the casino land sale; ix) the Nets pre-tax FFO; and x) income taxes on FFO.

Operating FFO for the three months ended January 31, 2013 of $41,879,000 decreased by $10,547,000 or 20.1% compared with $52,426,000 for the three months ended January 31, 2012. The fluctuations in Operating FFO are as follows:

•
Our Portfolio (Commercial, Residential, Arena and Land Segments) Operating FFO decreased $12,331,000.  This is primarily related to reduced capitalized interest on projects under construction and development, including land development, of $16,351,000, reduced Operating FFO from properties sold of $2,564,000, a 2012 participation payment as a result of a refinancing of $1,716,000, reduced Operating FFO from military housing of $1,608,000 and 2012 lease buyout payments of $1,275,000. These decreases of Portfolio Operating FFO were partially offset by the ramp up of new properties of $5,579,000, increased NOI on our mature portfolio of $4,353,000, decreased interest expense on our mature portfolio of $3,960,000 and increased sales from our Land Group projects, primarily at Stapleton, of $2,752,000; and

•
Corporate Operating FFO increased $1,784,000, primarily due to a decrease in severance and outplacement expenses and other general corporate expenses of $3,831,000, offset by an increase in interest expense of $2,047,000 primarily due to increased average borrowings on the bank revolving credit facility.

Operating FFO for the year ended January 31, 2013 of $234,739,000 increased by $7,248,000 or 3.2% compared with $227,491,000 for the year ended January 31, 2012. The fluctuations in Operating FFO are as follows:

•
Our Portfolio Operating FFO increased $11,892,000.  This is primarily related to increased NOI on our mature portfolio of $18,414,000, decreased interest expense on our mature portfolio of $16,557,000, increased Operating FFO from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $11,001,000, increased sales from our Land Group projects, primarily at Stapleton, of $9,500,000 and the ramp up of new properties of $8,130,000. These increases of Portfolio Operating FFO were partially offset by reduced capitalized interest on projects under construction and development, including land development, of $35,489,000, reduced Operating FFO from properties sold of $9,125,000 and 2011 lease cancellation fee income at two Brooklyn office properties of $6,501,000; and

•
Corporate Operating FFO decreased $4,644,000, due to increased interest expense of $4,537,000, primarily related to certain senior notes offset by lower average borrowings on the bank revolving credit facility.

FFO for the three months ended January 31, 2013 of $77,549,000 increased by $118,263,000 or 290.5% compared with negative FFO of $40,714,000 for the three months ended January 31, 2012. In addition to the changes in Operating FFO above, the following fluctuations to FFO are as follows:

•
The additional change in the portfolio is primarily due to a decrease in the net loss on land held for divestiture activities of $171,475,000 and increased income recognized from state and federal Historic Preservation and New Market tax credits of $1,576,000, partially offset by increased write-offs of abandoned development projects of $11,914,000;

•	The Nets provided a pre-tax FFO increase of $29,880,000 primarily due to a reduction of our share of the loss allocation combined with reimbursement from the partner of prior allocated losses; and

•	FFO was unfavorably impacted by decreased income tax benefits of $61,554,000 compared with prior year, primarily due to a decrease in the net loss on land held for divestiture activities.

FFO for the year ended January 31, 2013 of $267,408,000 increased by $89,219,000 or 50.1% compared with $178,189,000 for the year ended January 31, 2012. In addition to the changes in Operating FFO above, the following fluctuations to FFO are as follows:

•
The additional change in the portfolio is primarily due to a decrease in the net loss on land held for divestiture activities of $123,850,000, the 2011 loss on extinguishment of debt on the exchange of a portion of our 2016 Senior Notes of $10,800,000, increased FFO for the adjustments to recognize rental revenues and rental expenses using the straight-line method of $7,951,000 and the net gain on change in control of interests of $4,064,000. These increases were partially offset by increased write-offs of abandoned development projects of $17,737,000, decreased gains on extinguishment of nonrecourse mortgage debt of $10,854,000, decreased income recognized from state and federal Historic Preservation and New Market tax credits of $6,496,000 and decreased FFO on the casino land sale in 2012 compared with 2011 of $6,138,000;

•	The Nets provided a pre-tax FFO increase of $22,142,000 due to a decrease in our allocated losses; and

•	FFO was unfavorably impacted by decreased income tax benefits of $44,842,000 compared with prior year, primarily due to a decrease in the net loss on land held for divestiture activities.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Operating FFO to FFO

Pro-Rata Consolidation	Three Months Ended January 31,			Years Ended January 31,
	2013	2012	% Change	2013	2012	% Change
	(in thousands)			(in thousands)
Portfolio Pre-tax FFO:
Commercial Group	$31,388	$58,021		$266,656	$311,912
Residential Group	30,436	27,026		126,983	97,973
Arena	(174)	1,525		4,716	8,197
Land Group	24,145	(148,930)		(22,782)	(149,061)

Adjustments to Portfolio Pre-Tax FFO:
Net loss (gain) on land held for divestiture activity	(18,112)	153,363		33,463	157,313
Abandoned development project write-offs	12,821	907		26,575	8,838
Tax credit income	(5,585)	(4,009)		(22,317)	(28,793)
(Gain) loss on extinguishment of portfolio debt	(354)	(236)		(7,529)	(18,383)
Net gain on change in control of interests	—	—		(4,064)	—
Straight-line rent adjustments	(3,442)	(4,213)		(15,159)	(7,208)
Casino land sale	—	—		(36,484)	(42,622)
Adjustments to Portfolio Pre-Tax FFO subtotal	(14,672)	145,812		(25,515)	69,145
Portfolio Pre-tax Operating FFO	71,123	83,454	(14.8)%	350,058	338,166	3.5%
Corporate Group Pre-tax FFO	(29,244)	(31,028)		(116,108)	(121,475)
Loss on extinguishment of debt - Corporate Group	—	—		789	10,800
Operating FFO	41,879	52,426	(20.1)%	234,739	227,491	3.2%
Nets Pre-tax FFO	18,035	(11,845)		(4,672)	(26,814)
Add back adjustments to Portfolio Pre-Tax FFO above	14,672	(145,812)		25,515	(69,145)
Add back loss on extinguishment of debt - Corporate Group	—	—		(789)	(10,800)
Income tax benefit (expense) on FFO	2,963	64,517		12,615	57,457
FFO	$77,549	$(40,714)	290.5%	$267,408	$178,189	50.1%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2012 4th Quarter vs. 2011 4th Quarter
(in millions)
Operating FFO Increase
Operating FFO Decrease
70.0
65.0
60.0
55.0
50.0
45.0
40.0
35.0
$52.4
5.6
4.4
4.0
2.8
1.3
1.6
1.7
2.6
5.5
16.4
1.8
$41.9
Portfolio Operating FFO decreased $12.3 million
2011 4th Quarter
New property openings
NOI on mature portfolio
Interest on mature portfolio
Land operations
Lease buyouts
Military Housing
Participation payment
Property sales
Other
Capitalized interest
Corporate activities and interest expense
2012 4th Quarter

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
2012 Year to Date vs. 2011 Year to Date
(in millions)
Operating FFO Increase
Operating FFO Decrease
290.0
280.0
270.0
260.0
250.0
240.0
230.0
220.0
210.0
$227.5
18.4
16.6
11.0
9.5
8.1
0.6
6.5
9.1
35.5
4.7
$234.7
Portfolio Operating FFO increased $11.9 million
2011 Year to Date
NOI on mature portfolio
Interest on mature portfolio
Hedging income
Land operations
New property openings
Other
2011 Lease cancellation fee income
Property sales
Capitalized interest
Corporate activities and interest expense
2012 Year to Date

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

EBDT—We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); viii) cumulative or retrospective effect of change in accounting principle (net of tax), and ix) revisions of prior period financial statements.

We reconcile EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain income and expense items which are to be realized in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties.

EBDT for the three months ended January 31, 2013 of $61,075,000 increased by $2,250,000 or 3.8% compared with $58,825,000 for the three months ended January 31, 2012. EBDT for the year ended January 31, 2013 of $297,296,000 decreased by $37,088,000 or 11.1% compared with $334,384,000 for the year ended January 31, 2012.
The fluctuations in EBDT for the three months and year ended January 31, 2013 over prior year are for the same reasons as Operating FFO and FFO as described on the previous pages. The differences between FFO and EBDT for the three months and years ended January 31, 2013 and 2012 are illustrated on the following page titled Reconciliation of FFO and EBDT to Net Earnings (Loss).

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO and EBDT to Net Earnings (Loss)
The table below illustrates the differences between FFO and our historical reporting of EBDT and reconciles these non-GAAP measures to net earnings (loss), the most comparable GAAP measure.

	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	January 31, 2013		January 31, 2012		January 31, 2013		January 31, 2012
	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$58,468	$58,468	$(105,386)	$(105,386)	$36,425	$36,425	$(86,486)	$(86,486)
Depreciation and Amortization—Real Estate Groups	85,001	85,001	72,642	72,642	301,437	301,437	281,704	281,704
Impairment of depreciable rental properties	—	—	1,095	1,095	35,304	35,304	54,211	54,211
Gain on disposition of rental properties and partial interests in rental properties	(107,681)	(107,681)	(14,114)	(14,114)	(151,001)	(151,001)	(82,028)	(82,028)
Income tax expense (benefit) adjustments — current and deferred (1)
Gain on disposition of rental properties and partial interests in rental properties	41,761	41,761	5,473	5,473	58,935	58,935	31,812	31,812
Impairment of depreciable rental properties	—	—	(424)	(424)	(13,692)	(13,692)	(21,024)	(21,024)
Straight-line rent adjustments	—	(3,442)	—	(4,213)	—	(15,159)	—	(7,208)
Net gain on change in control of interests	—	—	—	—	—	(4,064)	—	—
Net (gain) loss on land held for divestiture activity	—	(18,112)	—	153,363	—	33,463	—	157,313
Amortization of mortgage procurement costs—Real Estate Groups	—	3,652	—	3,571	—	14,992	—	14,670
Preference payment	—	—	—	(24)	—	—	—	1,732
Allowance for projects under development revision	—	—	—	1,000	—	—	—	(1,000)
Income tax expense (benefit) adjustments — current and deferred (1)
Deferred income tax expense (benefit) on operating earnings	—	(5,597)	—	5,321	—	12,058	—	51,699
Net gain (loss) on land held for divestiture activity	—	7,025	—	(59,479)	—	(12,978)	—	(61,011)
Net gain on change in control of interests	—	—	—	—	—	1,576	—	—
FFO/EBDT	$77,549	$61,075	$(40,714)	$58,825	$267,408	$297,296	$178,189	$334,384

	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	January 31, 2013		January 31, 2012		January 31, 2013		January 31, 2012
FFO/EBDT Per Share - Diluted	FFO	EBDT	FFO (2)	EBDT	FFO	EBDT	FFO	EBDT
Numerator (in thousands):
FFO/EBDT	$77,549	$61,075	$(40,714)	$58,825	$267,408	$297,296	$178,189	$334,384
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	—	1,110	4,438	4,438	4,438	4,438
5.00% Convertible Senior Notes due 2016	382	382	—	382	1,530	1,530	1,867	1,867
4.25% Convertible Senior Notes due 2018	2,277	2,277	—	2,277	9,107	9,107	4,882	4,882
FFO/EBDT for per share data	$81,318	$64,844	$(40,714)	$62,594	$282,483	$312,371	$189,376	$345,571
Denominator
Weighted average shares outstanding—Basic	180,973,484	180,973,484	169,157,392	169,157,392	172,621,723	172,621,723	168,170,650	168,170,650
Effect of stock options, restricted stock and performance shares	1,430,747	1,430,747	—	646,943	1,081,949	1,081,949	821,739	821,739
Effect of convertible preferred stock	3,256,449	3,256,449	—	14,550,257	11,414,398	11,414,398	14,550,257	14,550,257
Effect of convertible debt	33,499,503	33,499,503	—	33,499,503	33,499,503	33,499,503	26,838,208	26,838,208
Effect of convertible Class A Common Units	3,646,755	3,646,755	—	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding - Diluted	222,806,938	222,806,938	169,157,392	221,500,850	222,264,328	222,264,328	214,027,609	214,027,609
FFO/EBDT Per Share	$0.36	$0.29	$(0.24)	$0.28	$1.27	$1.41	$0.88	$1.61

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO and EBDT to Net Earnings (Loss) (continued)

(1)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
	(in thousands)
Current taxes
Operating earnings	$(4,271)	$(10,257)	$(13,483)	$(48,160)
Gain on disposition of rental properties and partial interests in rental properties	22,589	(935)	857	38,244
Net gain (loss) on land held for divestiture activity	(29,869)	—	(46,168)	—
Subtotal	(11,551)	(11,192)	(58,794)	(9,916)
Discontinued operations
Operating earnings	(120)	(102)	212	15
Gain on disposition of rental properties and partial interests in rental properties	40,146	8,948	61,738	11,740
Subtotal	40,026	8,846	61,950	11,755
Total Current taxes	28,475	(2,346)	3,156	1,839
Deferred taxes
Operating earnings	(5,592)	5,281	12,182	51,140
Gain on disposition of rental properties and partial interests in rental properties	(14,282)	1,544	12,684	(28,185)
Impairment of depreciable rental properties	—	(424)	(12,042)	(15,714)
Net gain (loss) on land held for divestiture activity	36,894	(59,479)	33,190	(61,011)
Net gain on change in control of interests	—	—	1,576	—
Subtotal	17,020	(53,078)	47,590	(53,770)
Discontinued operations
Operating earnings	(5)	40	(124)	559
Gain on disposition of rental properties and partial interests in rental properties	(6,692)	(4,084)	(16,344)	10,013
Impairment of real estate	—	—	(1,650)	(5,310)
Subtotal	(6,697)	(4,044)	(18,118)	5,262
Total Deferred taxes	10,323	(57,122)	29,472	(48,508)
Grand Total	$38,798	$(59,468)	$32,628	$(46,669)

(2)
For the three months ended January 31, 2012, the effect of 52,343,458 shares of dilutive securities was not included in the computation of diluted FFO per share because their effect is anti-dilutive due to the negative FFO for the quarter. As a result, an adjustment to FFO is not required for interest expense of $3,769,000 related to these securities.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Lease Expirations as of January 31, 2013

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	CONTRACTUAL RENT EXPIRING (2)	PERCENTAGE OF TOTAL CONTRACTUAL RENT	AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (3)
2013	349	1,224,408	10.14%	$36,354,263	10.79%	$34.04
2014	322	1,166,662	9.67	32,885,579	9.76	36.49
2015	244	947,806	7.85	28,376,749	8.42	37.16
2016	258	1,313,697	10.88	41,443,690	12.30	46.98
2017	206	1,291,246	10.70	35,705,193	10.59	34.28
2018	147	639,778	5.30	24,068,379	7.14	37.65
2019	118	977,597	8.10	26,059,449	7.73	31.32
2020	86	710,200	5.88	20,205,756	5.99	37.83
2021	138	1,220,627	10.11	36,723,900	10.89	40.26
2022	92	809,523	6.71	19,825,788	5.88	30.74
Thereafter	60	1,768,035	14.66	35,423,888	10.51	26.11
Total	2,020	12,069,579	100.00%	$337,072,634	100.00%	$35.40

(1)	GLA = Gross Leasable Area.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes.

(3)
Square feet of expiring leases and average contractual rent per square feet (less real estate taxes) are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Office Lease Expirations as of January 31, 2013

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	CONTRACTUAL RENT EXPIRING (2)	PERCENTAGE OF TOTAL CONTRACTUAL RENT	AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (3)
2013	91	930,283	8.18%	$19,475,116	5.79%	$22.68
2014	68	961,751	8.46	23,780,855	7.07	42.08
2015	62	579,858	5.10	12,184,998	3.62	25.72
2016	64	1,030,243	9.06	25,350,486	7.54	31.92
2017	43	620,644	5.46	10,233,740	3.04	18.18
2018	33	1,302,553	11.45	43,632,672	12.97	38.38
2019	27	740,984	6.52	16,138,969	4.80	28.21
2020	15	1,236,569	10.87	38,969,239	11.58	41.85
2021	14	812,621	7.15	16,311,370	4.85	27.40
2022	15	333,099	2.93	12,434,539	3.70	39.88
Thereafter	34	2,823,339	24.82	117,895,659	35.04	43.64
Total	466	11,371,944	100.00%	$336,407,643	100.00%	$35.36

(1)	GLA = Gross Leasable Area.

(2)
Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent and common area maintenance.

(3)
Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Retail Tenants as of January 31, 2013

(Based on contractual rent 1% or greater of the Company’s ownership share)
TENANT	PRIMARY DBA	NUMBER OF LEASES	LEASED SQUARE FEET	PERCENTAGE OF TOTAL RETAIL SQUARE FEET
Bass Pro Shops, Inc.	Bass Pro Shops	3	510,855	4.23%
The TJX Companies, Inc.	Marshalls, T.J.Maxx, HomeGoods	13	404,915	3.35
Regal Entertainment Group	Regal Cinemas, Edwards Theatres, United Artists Theatres	5	381,461	3.16
AMC Entertainment, Inc.	AMC Theatres, MegaStar Theatres	5	377,797	3.13
Gap, Inc.	Banana Republic, Gap, Old Navy	27	347,986	2.88
Dick’s Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy	6	326,866	2.71
The Limited Brands, Inc.	Bath and Body Works, Victoria's Secret	39	234,917	1.95
Best Buy Co., Inc. (1)	Best Buy	8	210,810	1.75
H&M Hennes & Mauritz AB	H&M	9	161,715	1.34
Abercrombie & Fitch Co.	Abercrombie & Fitch, Hollister	22	160,825	1.33
Ascena Retail Group, Inc.	Justice, Lane Bryant, Dressbarn, Catherines	29	145,756	1.21
Forever 21, Inc.	Forever 21	9	132,582	1.10
Footlocker, Inc.	FootLocker, Lady FootLocker, Kids FootLocker, FootAction USA, Champs Sports	33	127,138	1.05
Express, Inc.	Express	10	90,145	0.75
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie, 77kids	15	85,972	0.71
Luxottica Group S.p.A.	LensCrafters, Pearle Vision, Sunglass Hut	28	58,739	0.49
Subtotal		261	3,758,479	31.14
All Others		1,759	8,311,100	68.86
Total		2,020	12,069,579	100.00%

(1)	Includes a lease for 54,927 square feet at East River Plaza, with an expiration date of January 31, 2031. Best Buy Co., Inc. has vacated this space but is still contractually obligated for the lease.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Significant Office Tenants as of January 31, 2013

(Based on contractual rent 2% or greater of the Company's ownership share)
TENANT	LEASED SQUARE FEET	PERCENTAGE OF TOTAL OFFICE SQUARE FEET
City of New York	1,046,101	9.20%
Millennium Pharmaceuticals, Inc.	705,473	6.20
U.S. Government	478,126	4.20
JP Morgan Chase & Co.	399,141	3.51
WellPoint, Inc.	392,514	3.45
Morgan Stanley & Co.	389,305	3.42
Bank of New York	323,043	2.84
National Grid	259,561	2.28
Clearbridge Advisors, LLC, a Legg Mason Company	201,028	1.77
Covington & Burling, LLP	160,565	1.41
Johns Hopkins University	157,660	1.39
Seyfarth Shaw, LLP	96,909	0.85
Subtotal	4,609,426	40.52
All Others	6,762,518	59.48
Total	11,371,944	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Openings
as of January 31, 2013

Property	Location	Date Opened	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units		Gross Leasable Area		Lease Commitment % (e)
2012					(in millions)
Retail Center:
The Yards - Boilermaker Shops	Washington, D.C.	Q4-12	100%	100%	$21.9	$21.9	$21.9	39,000		39,000		63%

Office:
Johns Hopkins Parking Garage	Baltimore, MD	Q4-12	85%	100%	$29.3	$29.3	$29.3	492,000

Residential:
The Aster Town Center	Denver, CO	Q1-12/Q2-12	90%	90%	$10.4	$10.4	$9.4	85				91%
Botanica Eastbridge	Denver, CO	Q3-12	90%	90%	15.4	15.4	13.9	118				53%
					$25.8	$25.8	$23.3	203
Arena:
Barclays Center	Brooklyn, NY	Q3-12	34%	34%	$950.7	$950.7	$323.2	670,000		18,000 seats	(i)	82% (j)

Total 2012 Openings					$1,027.7	$1,027.7	$397.7

Fee Development Project (d)
Las Vegas City Hall	Las Vegas, NV	Q1-12	-	-	$0.0	$146.2	$0.0	270,000

Prior Two Years Openings as of January 31, 2013
Retail Centers:
Westchester’s Ridge Hill	Yonkers, NY	Q2-11/12	70%	100%	$891.1	$891.1	$891.1	1,336,000	(g)	1,336,000		60%/68% (h)
East River Plaza (f)	Manhattan, NY	Q4-09/Q2-10	35%	50%	0.0	390.6	195.3	527,000		527,000		93%
					$891.1	$1,281.7	$1,086.4	1,863,000		1,863,000
Residential:
8 Spruce Street (f)	Manhattan, NY	Q1-11/12	18%	26%	$0.0	$875.7	$227.8	899				92%
Foundry Lofts	Washington, D.C.	Q4-11	80%	100%	58.0	58.0	58.0	170				98%
Presidio Landmark	San Francisco, CA	Q3-10	1%	100%	96.6	96.6	96.6	161				94%
					$154.6	$1,030.3	$382.4	1,230
Total Prior Two Years Openings					$1,045.7	$2,312.0	$1,468.8
Recap of Total Prior Two Years Openings
Total 2011					$949.1	$1,824.8	$1,176.9
Total 2010					96.6	487.2	291.9
Total Prior Two Years Openings					$1,045.7	$2,312.0	$1,468.8
See footnotes on the following page.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Construction
as of January 31, 2013

Property	Location	Opening/ Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (e)
Retail Center:
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%		100%	$15.5	$15.5	$15.5	32,000	32,000	80%

Residential:
Continental Building	Dallas, TX	Q1-13	100%		100%	$54.6	$54.6	$54.6	203	5,000
Aster Northfield	Denver, CO	Q3-13/14	90%		90%	50.0	50.0	45.0	352	—
Stratford Avenue	Fairfield, CT	Q3-13/Q4-13	100%		100%	23.2	23.2	23.2	128	—
Brooklyn Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q2-14	100%		100%	183.9	183.9	183.9	363	—
120 Kingston (f)	Boston, MA	Q2-14	50%		50%	0.0	133.3	66.7	240	5,000
The Yards - Twelve12	Washington, D.C.	Q3-14	80%	(k)	100%	119.8	119.8	119.8	218	88,000	Retail: 90%
West Village	Dallas, TX	Q3-14/15	100%		100%	88.6	88.6	88.6	381	—
						$520.1	$653.4	$581.8	1,885	98,000
Total Under Construction						$535.6	$668.9	$597.3

Fee Development Project (d)
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-		-	$0.0	$135.0	$0.0	234,000
FOOTNOTES

(a)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the VIE.

(c)
Project cost at pro-rata share represents Forest City's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	These are fee development projects in which the Company has no ownership interests. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

(e)	Lease commitments as of March 1, 2013.

(f)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(g)	Includes 156,000 square feet of office space.

(h)
Approximately 800,000 square feet of leases have been signed representing 60% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 68%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

(i)
The Nets, a member of the NBA, has a 37 year license agreement to use the arena with approximately 18,000 seats for NBA games. Additionally, the arena is expected to be the future home of the New York Islanders, a member of the National Hockey League ("NHL"), with a 14,500 seating configuration for NHL events.

(j)
Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which include revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena. Percentage at January 31, 2013, excludes anticipated rent from the New York Islanders since the team is not anticipated to relocate to Barclays Center until 2015 and is subject to approval by the NHL.

(k)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of January 31, 2013

Below is a summary of our active large scale development projects, which have yet to commence construction, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $797.7 million ($1,016.1 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $176.0 million ($235.5 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY
Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which opened in September 2012 and was designed by the award-winning firms Ellerbe Becket and SHoP Architects. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction of the first residential tower, B2 BKLYN, with a total of 363 units, of which 181 are affordable, commenced in December 2012 and is expected to open in Q2-14.

2)	LiveWork Las Vegas - Las Vegas, NV
LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have the new 270,000 square-foot City Hall and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail space. The City Hall is owned by the city of Las Vegas, which held its dedication ceremony on March 5, 2012.

3)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011 and includes ground level retail which opened in 2012. The first retail project, Boilermaker Shops, opened in Q4-12 and tenant construction is currently underway. The second retail project, Lumber Shed, is expected to open in Q3-13. Additionally, Twelve12, a mixed-use project, is under construction and is expected to feature 218 residential units and 88,000 square feet of retail space, with lease commitments of 90% already in place for the available retail space.

4)	Colorado Science + Technology Park at Fitzsimons - Aurora, CO
The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700-acre Stapleton mixed-used development.

5)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, Forest City opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences. In December 2012 Forest City completed construction and opened a 492,000 square-foot parking garage at 901 N. Washington Street, providing approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park. Construction of a second commercial building totaling 234,000 square-feet commenced in January 2012. The new building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH), upon its anticipated opening in Q2-14.
6) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

7)	300 Massachusetts Avenue - Cambridge, MA
Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Military Housing - Openings and Under Construction
as of January 31, 2013
Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Opening/Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation	Total Cost at 100%	No. of Units
				(in millions)
Military Housing - Recent Opening
Air Force - Southern Group: Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	$0.0	$5.0	1,188

Military Housing - Under Construction
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$0.0	$479.3	1,141
Air Force - Southern Group:
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	76.4	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.2	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	152.7	630
Total Under Construction				$0.0	$718.6	2,138

*The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.
Summary of Military Housing Net Operating Income (14,104 end-state units)
Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $1,906,000 and $10,164,000 for the three months and year ended January 31, 2013, respectively, and $2,611,000 and $9,773,000 for the three months and year ended January 31, 2012, respectively.
Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,612,000 and $14,398,000 for the three months and year ended January 31, 2013, respectively, and $4,724,000 and $14,276,000 for the three months and year ended January 31, 2012, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Held for Development and Sale
as of January 31, 2013
The Company intends to retain one land development project, Stapleton, near Denver, Colorado. Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Stapleton—Denver, CO	289	132	1,142

Land Held for Divestiture
as of January 31, 2013
On January 31, 2012, our Board of Directors approved a strategic decision by our senior management to reposition or divest significant portions of our Land Development Group and executed on our divestiture strategy during the year ended January 31, 2013. Below is a summary of land projects that are considered held for divestiture at January 31, 2013.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Mesa del Sol - Albuquerque, NM	2,984	1,620	5,727
Ohio	319	233	—
North Carolina	167	167	—
Other	562	558	—
Total	4,032	2,578	5,727

(1)	Gross acres represent all acres currently owned, including those used for roadways, open spaces and parks.

(2)	Saleable acres represent the total of all acres owned and available for sale. We may choose to further develop some of the acres into completed sublots prior to sale.

(3)	Option acres are those acres we have a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B Common Stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	January 31, 2013	October 31, 2012	July 31, 2012	April 30, 2012	January 31, 2012
Class A Common Stock
Closing Price, end of quarter	$16.91	$16.05	$14.11	$15.95	$13.13
High Closing Price	$17.33	$16.83	$16.19	$16.16	$14.00
Low Closing Price	$13.97	$14.03	$12.98	$13.19	$10.88
Average Closing Price	$15.95	$15.54	$14.33	$14.97	$12.32
Total Volume	56,909,509	47,754,037	37,344,444	42,370,907	56,114,430
Average Volume	917,895	758,001	583,507	683,402	905,071
Common shares outstanding, end of quarter	163,722,658	158,178,903	148,642,140	148,501,425	148,227,849
Class B Common Stock
Closing Price, end of quarter	$16.90	$16.03	$14.31	$15.87	$13.17
High Closing Price	$17.22	$16.86	$16.20	$16.12	$13.92
Low Closing Price	$14.03	$14.06	$13.20	$13.17	$10.85
Average Closing Price	$15.89	$15.50	$14.29	$14.95	$12.29
Total Volume	51,472	23,190	50,663	41,208	75,255
Average Volume	830	368	792	665	1,214
Common shares outstanding, end of quarter	20,235,273	20,251,569	20,858,777	20,911,371	20,934,335
Common Equity Market Capitalization	$3,110,526,260	$2,863,404,044	$2,395,829,694	$2,700,461,187	$2,221,936,849
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s bank revolving credit facility and indenture dated May 19, 2003 (“2003 Indenture”) contain certain restrictive financial covenants. A summary of the key financial covenants as defined in each agreement, all of which the Company is compliant with at January 31, 2013, follows:

	Requirement Per Agreement	As of January 31, 2013	As of October 31, 2012	As of July 31, 2012	As of April 30, 2012
	(dollars in thousands)
Credit Facility Financial Covenants (1)
Debt Service Coverage Ratio	1.35x	1.84x	1.88x	1.88x	1.89x
Cash Flow Coverage Ratio	2.50x	3.62x	3.47x	3.38x	3.57x
Total Development Ratio	<17%	8.61%	8.81%	10.89%	10.96%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,678,807	$3,593,352	$3,578,597	$3,577,586
2003 Indenture Financial Covenants (2)
Ratio of Consolidated EBITDA to Interest	>1.30x	1.81x	1.75x	1.73x	1.76x
Minimum Net Worth, as defined (3)	$1,001,048	$4,312,778	$4,179,394	$4,147,275	$4,142,140

(1)
Beginning February 1, 2013, the debt service coverage ratio requirement increased to 1.40x and the cash flow coverage ratio increased to 2.75x. All other financial covenant requirements remained the same.

(2)
Violation of these financial covenants alone would not automatically cause the notes issued under the 2003 Indenture to become due and payable, but would prevent the Company from incurring or permitting a subsidiary from incurring additional debt, as defined, unless otherwise permitted by the 2003 Indenture.

(3)	Represents the minimum net worth requirement, as defined at January 31, 2013. This requirement fluctuates each quarter based on actual financial results of each applicable period.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Debt for Projects under Construction and Development
We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. As of January 31, 2013, the amounts outstanding compared with the total commitment under the financings are as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Outstanding
Fixed	$299,565	$59,537	$—	$240,028
Variable
Taxable	62,725	—	—	62,725
Tax-Exempt	53,500	—	—	53,500
Total outstanding on projects under construction and development (1)	$415,790	$59,537	$—	$356,253
Commitment
Fixed	$486,267	$63,813	$—	$422,454
Variable
Taxable	119,256	3,515	—	115,741
Tax-Exempt	100,460	—	—	100,460
Total commitment	$705,983	$67,328	$—	$638,655

(1)
Proceeds from outstanding debt of $124,497, at full and pro-rata consolidation, respectively, described above are recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds is issued at the beginning of construction and must remain in escrow until costs are incurred.

Nonrecourse Debt
Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital is improving, especially in strong markets, but is still not at the levels before the economic downturn. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.
We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the year ended January 31, 2013, we completed the following financings:

Purpose of Financing	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
	(in thousands)
Refinancings	$339,730	$16,032	$135,071	$458,769
Construction and development projects (1)	433,758	3,515	—	430,243
Loan extensions/additional fundings	894,103	2,642	25,587	917,048
	$1,667,591	$22,189	$160,658	$1,806,060

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)
As of January 31, 2013

	Fiscal Year Ending January 31, 2014				Fiscal Year Ending January 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$646,225	$60,794	$136,646	$722,077	$296,354	$33,617	$244,319	$507,056
Weighted average rate	6.18%	9.70%	6.25%	5.89%	6.01%	5.96%	5.50%	5.77%
Variable:
Variable-rate debt	160,412	1,122	47,592	206,882	607,113	98	30,541	637,556
Weighted average rate	4.31%	3.01%	3.20%	4.06%	3.53%	3.63%	4.23%	3.57%
Tax-Exempt	1	—	53,510	53,511	90,810	—	1,565	92,375
Weighted average rate	3.06%	—%	3.18%	3.18%	2.71%	—%	1.47%	2.69%
Total variable-rate debt	160,413	1,122	101,102	260,393	697,923	98	32,106	729,931
Total Nonrecourse Debt	$806,638	$61,916	$237,748	$982,470	$994,277	$33,715	$276,425	$1,236,987
Weighted Average Rate	5.81%	9.58%	4.95%	5.36%	4.20%	5.96%	5.34%	4.40%

	Fiscal Year Ending January 31, 2016				Fiscal Year Ending January 31, 2017
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$350,543	$28,822	$117,364	$439,085	$366,205	$6,322	$90,663	$450,546
Weighted average rate	5.55%	5.85%	5.19%	5.43%	5.71%	5.97%	6.44%	5.85%
Variable:
Variable-rate debt	34,560	4,166	123,877	154,271	179	—	12,316	12,495
Weighted average rate	3.48%	3.61%	2.22%	2.47%	3.21%	—%	2.16%	2.17%
Tax-Exempt	45,010	—	53,034	98,044	10	—	—	10
Weighted average rate	2.12%	—%	2.34%	2.24%	3.06%	—%	—%	3.06%
Total variable-rate debt	79,570	4,166	176,911	252,315	189	—	12,316	12,505
Total Nonrecourse Debt	$430,113	$32,988	$294,275	$691,400	$366,394	$6,322	$102,979	$463,051
Weighted Average Rate	5.02%	5.57%	3.43%	4.32%	5.71%	5.97%	5.93%	5.75%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of January 31, 2013

	Fiscal Year Ending January 31, 2018				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$555,014	$70,173	$404,877	$889,718	$1,543,803	$277,907	$471,547	$1,737,443
Weighted average rate	4.26%	3.08%	5.85%	5.08%	5.53%	7.71%	5.05%	5.05%
Variable:
Variable-rate debt	644,670	—	3,618	648,288	63,996	—	141,028	205,024
Weighted average rate	6.38%	—%	3.36%	6.36%	5.90%	—%	3.67%	4.36%
Tax-Exempt	10	—	24,856	24,866	335,745	4,107	86,800	418,438
Weighted average rate	3.06%	—%	1.38%	1.38%	1.28%	1.09%	1.23%	1.28%
Total variable-rate debt	644,680	—	28,474	673,154	399,741	4,107	227,828	623,462
Total Nonrecourse Debt	$1,199,694	$70,173	$433,351	$1,562,872	$1,943,544	$282,014	$699,375	$2,360,905
Weighted Average Rate	5.40%	3.08%	5.57%	5.55%	4.81%	7.61%	4.30%	4.32%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$3,758,144	$477,635	$1,465,416	$4,745,925
Weighted average rate	5.51%	7.02%	5.56%	5.37%
Variable:
Variable-rate debt	1,510,930	5,386	358,972	1,864,516
Weighted average rate	4.93%	3.49%	3.10%	4.58%
Tax-Exempt	471,586	4,107	219,765	687,244
Weighted average rate	1.64%	1.09%	1.99%	1.75%
Total variable-rate debt	1,982,516	9,493	578,737	2,551,760
Total Nonrecourse Debt	$5,740,660	$487,128	$2,044,153	$7,297,685
Weighted Average Rate	5.04%	6.93%	4.74%	4.83%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Forest City Rental Properties Corporation ("FCRPC") is a wholly-owned subsidiary of Forest City Enterprises, Inc. engaged in the ownership, development, management and acquisition of real estate projects, including regional malls, specialty/urban retail centers, office and life science buildings, hotels, mixed-use projects, as well as large land development projects, residential rental properties, development of for-sale condominium projects and also owns interests in entities that develop and manage military family housing.

Forest City Rental Properties Corporation and Subsidiaries
Consolidated Balance Sheet Information - January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties	$8,620,297	$729,409	$2,624,693	$10,515,581
Projects under construction and development	1,326,703	221,370	33,164	1,138,497
Land held for development and sale	65,059	6,258	—	58,801
Total Real Estate	10,012,059	957,037	2,657,857	11,712,879
Less accumulated depreciation	(1,645,689)	(46,207)	(593,490)	(2,192,972)
Real Estate, net	8,366,370	910,830	2,064,367	9,519,907

Cash and equivalents	216,355	24,834	55,569	247,090
Restricted cash and escrowed funds	409,898	46,549	82,200	445,549
Notes and accounts receivable, net	397,151	26,657	29,666	400,160
Investments in and advances to unconsolidated entities	455,546	(173,006)	(387,196)	241,356
Other assets	552,233	40,560	74,785	586,458
Land held for divestiture	626	—	7,001	7,627
Total Assets	$10,398,179	$876,424	$1,926,392	$11,448,147

Liabilities and Shareholder's Equity
Liabilities
Mortgage debt and notes payable, nonrecourse	$5,738,960	$487,128	$2,034,834	$7,286,666
Bank revolving credit facility	—	—	—	—
Accounts payable, accrued expenses and other liabilities	973,082	104,722	181,983	1,050,343
Accounts payable to Forest City Enterprises, Inc.	524,520	—	—	524,520
Cash distributions and losses in excess of investments in unconsolidated entities	292,727	(29,646)	(299,744)	22,629
Deferred income taxes	532,835	—	—	532,835
Mortgage debt and notes payable, nonrecourse on land held for divestiture	1,700	—	9,319	11,019
Total Liabilities	8,063,824	562,204	1,926,392	9,428,012

Redeemable Noncontrolling Interest	239,136	239,136	—	—

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,931,958	—	—	1,931,958
Accumulated other comprehensive loss	(97,844)	—	—	(97,844)
Total Shareholders’ Equity	1,834,114	—	—	1,834,114
Noncontrolling interest	261,105	75,084	—	186,021
Total Equity	2,095,219	75,084	—	2,020,135
Total Liabilities and Equity	$10,398,179	$876,424	$1,926,392	$11,448,147

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Forest City Rental Properties Corporation and Subsidiaries
Consolidated Earnings Information – Year Ended January 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues from real estate operations	$1,131,065	$73,536	$395,686	$26,474	$1,479,689
Expenses
Operating expenses	667,463	51,445	178,410	12,149	806,577
Depreciation and amortization	227,675	8,852	77,834	6,159	302,816
Impairment of real estate	30,660	—	390	4,254	35,304
Net loss on land held for divestiture activity	5,523	—	31,765	—	37,288
	931,321	60,297	288,399	22,562	1,181,985
Interest expense	(264,665)	(16,221)	(102,655)	(7,251)	(358,350)
Amortization of mortgage procurement costs	(12,028)	(526)	(3,163)	(243)	(14,908)
Gain (loss) on extinguishment of debt	7,885	(603)	(495)	(464)	7,529
Interest and other income	44,955	694	2,437	20	46,718
Net gain on disposition of full or partial interests in rental properties	—	—	51,066	99,935	151,001
Earnings (loss) before income taxes	(24,109)	(3,417)	54,477	95,909	129,694
Income tax expense (benefit)
Current	3,676	—	—	61,950	65,626
Deferred	7,399	—	—	(18,118)	(10,719)
	11,075	—	—	43,832	54,907
Net gain on change in control of interests	6,766	2,702	—	—	4,064
Equity in earnings (loss) of unconsolidated entities, including impairment	85,891	347	(86,242)	—	(698)
Net loss on land held for divestiture activity of unconsolidated entities	(31,765)	—	31,765	—	—
	54,126	347	(54,477)	—	(698)
Earnings (loss) from continuing operations	25,708	(368)	—	52,077	78,153
Discontinued operations, net of tax:
Operating earnings from rental properties	527	387	—	(140)	—
Impairment of real estate	(2,604)	—	—	2,604	—
Gain on disposition of rental properties	55,506	965	—	(54,541)	—
	53,429	1,352	—	(52,077)	—
Net earnings	79,137	984	—	—	78,153
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests	368	368	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,352)	(1,352)	—	—	—
	(984)	(984)	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$78,153	$—	$—	$—	$78,153

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended January 31, 2013 and 2012 (in thousands)

	Commercial Group 2012					Commercial Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$185,067	$6,804	$58,399	$1,989	$238,651	$177,818	$7,377	$59,849	$9,448	$239,738
Exclude straight-line rent adjustment	(4,501)	—	—	52	(4,449)	(5,380)	—	—	(8)	(5,388)
Adjusted revenues	180,566	6,804	58,399	2,041	234,202	172,438	7,377	59,849	9,440	234,350
Add interest and other income	2,291	60	49	2	2,282	2,686	117	47	4	2,620
Equity in earnings (loss) of unconsolidated entities, including impairment	5,413	—	(5,413)	—	—	5,131	—	(5,131)	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	1,095	—	(1,095)	—	—
Exclude depreciation and amortization of unconsolidated entities	11,387	—	(11,387)	—	—	11,568	—	(11,568)	—	—
Exclude interest expense of unconsolidated entities	15,696	—	(15,696)	—	—	16,652	—	(16,652)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	(818)	—	818	—	—	1	—	(1)	—	—
Adjusted total income	214,535	6,864	26,770	2,043	236,484	209,571	7,494	25,449	9,444	236,970
Operating expenses	114,561	2,736	26,770	913	139,508	94,423	3,266	25,449	5,383	121,989
Non-Real Estate depreciation and amortization	266	—	—	—	266	271	—	—	—	271
Exclude straight-line rent adjustment	(737)	—	—	—	(737)	(1,092)	—	—	(3)	(1,095)
Exclude preference payment	—	—	—	—	—	24	—	—	—	24
Adjusted operating expenses	114,090	2,736	26,770	913	139,037	93,626	3,266	25,449	5,380	121,189
Net operating income	100,445	4,128	—	1,130	97,447	115,945	4,228	—	4,064	115,781
Interest expense	(54,108)	(2,230)	(15,696)	(576)	(68,150)	(43,497)	(2,293)	(16,652)	(2,285)	(60,141)
Interest expense of unconsolidated entities	(15,696)	—	15,696	—	—	(16,652)	—	16,652	—	—
Gain (loss) on extinguishment of debt	289	—	818	—	1,107	900	134	(1)	—	765
Gain (loss) on extinguishment of debt of unconsolidated entities	818	—	(818)	—	—	(1)	—	1	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	24	—	—	—	24
Amortization of mortgage procurement costs - Real Estate Groups	(2,725)	—	—	(3)	(2,728)	(2,512)	—	—	(189)	(2,701)
Straight-line rent adjustment	3,764	—	—	(52)	3,712	4,288	—	—	5	4,293
Noncontrolling interest in FFO	(1,898)	(1,898)	—	—	—	(2,069)	(2,069)	—	—	—
Pre-tax FFO from discontinued operations	499	—	—	(499)	—	1,595	—	—	(1,595)	—
Pre-Tax FFO	31,388	—	—	—	31,388	58,021	—	—	—	58,021
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$31,388	$—	$—	$—	$31,388	$58,021	$—	$—	$—	$58,021
Depreciation and amortization - Real Estate Groups	(55,352)	—	—	(257)	(55,609)	(48,682)	—	—	(2,029)	(50,711)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	26,877	26,877	—	—	—	11,859	11,859
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	(1,095)	—	(1,095)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(1,095)	—	1,095	—	—
Non-FFO from discontinued operations	26,620	—	—	(26,620)	—	9,830	—	—	(9,830)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$2,656	$—	$—	$—	$2,656	$18,074	$—	$—	$—	$18,074

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended January 31, 2013 and 2012 (in thousands) (continued)

	Residential Group 2012					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$71,644	$6,789	$44,515	$882	$110,252	$73,195	$8,145	$41,654	$2,400	$109,104
Exclude straight-line rent adjustment	88	—	—	—	88	100	—	—	—	100
Adjusted revenues	71,732	6,789	44,515	882	110,340	73,295	8,145	41,654	2,400	109,204
Add interest and other income	6,192	(1,024)	204	—	7,420	4,454	115	295	—	4,634
Equity in earnings (loss) of unconsolidated entities, including impairment	38,922	87	(38,101)	—	734	1,820	(413)	(1,918)	—	315
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(34,959)	—	34,959	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	9,176	—	(9,176)	—	—	9,357	—	(9,357)	—	—
Exclude interest expense of unconsolidated entities	10,655	—	(10,655)	—	—	9,774	—	(9,774)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(115)	—	115	—	—
Adjusted total income	101,718	5,852	21,746	882	118,494	98,585	7,847	21,015	2,400	114,153
Operating expenses	53,243	5,191	21,746	721	70,519	54,455	7,006	21,015	977	69,441
Non-Real Estate depreciation and amortization	160	—	—	—	160	153	—	—	—	153
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	53,403	5,191	21,746	721	70,679	54,608	7,006	21,015	977	69,594
Net operating income	48,315	661	—	161	47,815	43,977	841	—	1,423	44,559
Interest expense	(5,112)	(281)	(10,655)	(257)	(15,743)	(6,068)	(332)	(9,774)	(609)	(16,119)
Interest expense of unconsolidated entities	(10,655)	—	10,655	—	—	(9,774)	—	9,774	—	—
Gain (loss) on extinguishment of debt	(481)	—	—	(272)	(753)	(644)	—	115	—	(529)
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	115	—	(115)	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(791)	—	—	(4)	(795)	(771)	—	—	(14)	(785)
Straight-line rent adjustment	(88)	—	—	—	(88)	(100)	—	—	—	(100)
Noncontrolling interest in FFO	(380)	(380)	—	—	—	(509)	(509)	—	—	—
Pre-tax FFO from discontinued operations	(372)	—	—	372	—	800	—	—	(800)	—
Pre-Tax FFO	30,436	—	—	—	30,436	27,026	—	—	—	27,026
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$30,436	$—	$—	$—	$30,436	$27,026	$—	$—	$—	$27,026
Depreciation and amortization - Real Estate Groups	(25,079)	—	—	(191)	(25,270)	(21,073)	—	—	(803)	(21,876)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	34,959	45,845	80,804	2,255	—	—	—	2,255
Gain on disposition of unconsolidated entities	34,959	—	(34,959)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	45,654	—	—	(45,654)	—	(803)	—	—	803	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$85,970	$—	$—	$—	$85,970	$7,405	$—	$—	$—	$7,405

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended January 31, 2013 and 2012 (in thousands) (continued)

	Arena 2012					Arena 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$30,987	$13,920	$—	$—	$17,067	$413	$273	$—	$—	$140
Exclude straight-line rent adjustment	182	—	—	—	182	(20)	—	—	—	(20)
Adjusted revenues	31,169	13,920	—	—	17,249	393	273	—	—	120
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on dispostion of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	31,169	13,920	—	—	17,249	393	273	—	—	120
Operating expenses	22,898	10,136	—	—	12,762	4,484	1,988	—	—	2,496
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	22,898	10,136	—	—	12,762	4,484	1,988	—	—	2,496
Net operating income	8,271	3,784	—	—	4,487	(4,091)	(1,715)	—	—	(2,376)
Interest expense	(8,964)	(4,566)	—	—	(4,398)	3,881	—	—	—	3,881
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(81)	—	—	—	(81)	—	—	—	—	—
Straight-line rent adjustment	(182)	—	—	—	(182)	20	—	—	—	20
Noncontrolling interest in FFO	782	782	—	—	—	1,715	1,715	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(174)	—	—	—	(174)	1,525	—	—	—	1,525
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(174)	$—	$—	$—	$(174)	$1,525	$—	$—	$—	$1,525
Depreciation and amortization - Real Estate Groups	(3,816)	—	—	—	(3,816)	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(3,990)	$—	$—	$—	$(3,990)	$1,525	$—	$—	$—	$1,525

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended January 31, 2013 and 2012 (in thousands) (continued)

	Land Group 2012					Land Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$18,240	$1,779	$46	$—	$16,507	$20,348	$1,772	$4,810	$—	$23,386
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	18,240	1,779	46	—	16,507	20,348	1,772	4,810	—	23,386
Add interest and other income	2,642	256	(1)	—	2,385	2,813	226	—	—	2,587
Equity in earnings (loss) of unconsolidated entities, including impairment	194	—	(147)	—	47	(38,508)	—	38,518	—	10
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(1,393)	—	1,393	—	—	39,802	—	(39,802)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	19	—	(19)	—	—	64	—	(64)	—	—
Exclude interest expense of unconsolidated entities	142	—	(142)	—	—	31	—	(31)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	19,844	2,035	1,130	—	18,939	24,550	1,998	3,431	—	25,983
Operating expenses	12,865	1,062	1,130	—	12,933	18,457	1,291	3,431	—	20,597
Non-Real Estate depreciation and amortization	63	—	—	—	63	22	—	—	—	22
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	12,928	1,062	1,130	—	12,996	18,479	1,291	3,431	—	20,619
Net operating income	6,916	973	—	—	5,943	6,071	707	—	—	5,364
Interest expense	280	—	(142)	—	138	(978)	(163)	(31)	—	(846)
Interest expense of unconsolidated entities	(142)	—	142	—	—	(31)	—	31	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	12,131	(4,588)	1,393	—	18,112	(113,804)	(243)	(39,802)	—	(153,363)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	1,393	—	(1,393)	—	—	(39,802)	—	39,802	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(48)	—	—	—	(48)	(85)	—	—	—	(85)
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	3,615	3,615	—	—	—	(301)	(301)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	24,145	—	—	—	24,145	(148,930)	—	—	—	(148,930)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$24,145	$—	$—	$—	$24,145	$(148,930)	$—	$—	$—	$(148,930)
Depreciation and amortization - Real Estate Groups	(306)	—	—	—	(306)	(55)	—	—	—	(55)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$23,839	$—	$—	$—	$23,839	$(148,985)	$—	$—	$—	$(148,985)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended January 31, 2013 and 2012 (in thousands) (continued)

	The Nets Group 2012					The Nets Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	18,035	—	—	—	18,035	(11,845)	—	—	—	(11,845)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	18,035	—	—	—	18,035	(11,845)	—	—	—	(11,845)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	18,035	—	—	—	18,035	(11,845)	—	—	—	(11,845)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	18,035	—	—	—	18,035	(11,845)	—	—	—	(11,845)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$18,035	$—	$—	$—	$18,035	$(11,845)	$—	$—	$—	$(11,845)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$18,035	$—	$—	$—	$18,035	$(11,845)	$—	$—	$—	$(11,845)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended January 31, 2013 and 2012 (in thousands) (continued)

	Corporate Group 2012					Corporate Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	32	—	—	—	32	43	—	—	—	43
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net (gain) loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on diposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	32	—	—	—	32	43	—	—	—	43
Operating expenses	11,943	—	—	—	11,943	16,027	—	—	—	16,027
Non-Real Estate depreciation and amortization	643	—	—	—	643	401	—	—	—	401
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	12,586	—	—	—	12,586	16,428	—	—	—	16,428
Net operating income	(12,554)	—	—	—	(12,554)	(16,385)	—	—	—	(16,385)
Interest expense	(16,690)	—	—	—	(16,690)	(14,643)	—	—	—	(14,643)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(29,244)	—	—	—	(29,244)	(31,028)	—	—	—	(31,028)
Income tax benefit (expense) on FFO	2,963	—	—	—	2,963	64,517	—	—	—	64,517
Funds From Operations (FFO)	$(26,281)	$—	$—	$—	$(26,281)	$33,489	$—	$—	$—	$33,489
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(41,761)	—	—	—	(41,761)	(5,473)	—	—	—	(5,473)
Impairment of depreciable real estate	—	—	—	—	—	424	—	—	—	424
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(68,042)	$—	$—	$—	$(68,042)	$28,440	$—	$—	$—	$28,440
Preferred dividends and inducements of preferred stock conversion	(6,698)	—	—	—	(6,698)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(74,740)	$—	$—	$—	$(74,740)	$24,590	$—	$—	$—	$24,590

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Three Months Ended January 31, 2013 and 2012 (in thousands) (continued)

	Total 2012					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$305,938	$29,292	$102,960	$2,871	$382,477	$271,774	$17,567	$106,313	$11,848	$372,368
Exclude straight-line rent adjustment	(4,231)	—	—	52	(4,179)	(5,300)	—	—	(8)	(5,308)
Adjusted revenues	301,707	29,292	102,960	2,923	378,298	266,474	17,567	106,313	11,840	367,060
Add interest and other income	11,157	(708)	252	2	12,119	9,996	458	342	4	9,884
Equity in earnings (loss) of unconsolidated entities, including impairment	62,564	87	(43,661)	—	18,816	(43,402)	(413)	31,469	—	(11,520)
Net (gain) loss on land held for divestiture activity of unconsolidated entities	(1,393)	—	1,393	—	—	39,802	—	(39,802)	—	—
Exclude gain on disposition of unconsolidated entities	(34,959)	—	34,959	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	1,095	—	(1,095)	—	—
Exclude depreciation and amortization of unconsolidated entities	20,582	—	(20,582)	—	—	20,989	—	(20,989)	—	—
Exclude interest expense of unconsolidated entities	26,493	—	(26,493)	—	—	26,457	—	(26,457)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	(818)	—	818	—	—	(114)	—	114	—	—
Adjusted total income	385,333	28,671	49,646	2,925	409,233	321,297	17,612	49,895	11,844	365,424
Operating expenses	215,510	19,125	49,646	1,634	247,665	187,846	13,551	49,895	6,360	230,550
Non-Real Estate depreciation and amortization	1,132	—	—	—	1,132	847	—	—	—	847
Exclude straight-line rent adjustment	(737)	—	—	—	(737)	(1,092)	—	—	(3)	(1,095)
Exclude preference payment	—	—	—	—	—	24	—	—	—	24
Adjusted operating expenses	215,905	19,125	49,646	1,634	248,060	187,625	13,551	49,895	6,357	230,326
Net operating income	169,428	9,546	—	1,291	161,173	133,672	4,061	—	5,487	135,098
Interest expense	(84,594)	(7,077)	(26,493)	(833)	(104,843)	(61,305)	(2,788)	(26,457)	(2,894)	(87,868)
Interest expense of unconsolidated entities	(26,493)	—	26,493	—	—	(26,457)	—	26,457	—	—
Gain (loss) on extinguishment of debt	(192)	—	818	(272)	354	256	134	114	—	236
Gain (loss) on extinguishment of debt of unconsolidated entities	818	—	(818)	—	—	114	—	(114)	—	—
Net gain (loss) on land held for divestiture activity	12,131	(4,588)	1,393	—	18,112	(113,804)	(243)	(39,802)	—	(153,363)
Net gain (loss) on land held for divestiture activity of unconsolidated entities	1,393	—	(1,393)	—	—	(39,802)	—	39,802	—	—
Preference payment	—	—	—	—	—	24	—	—	—	24
Amortization of mortgage procurement costs - Real Estate Groups	(3,645)	—	—	(7)	(3,652)	(3,368)	—	—	(203)	(3,571)
Straight-line rent adjustment	3,494	—	—	(52)	3,442	4,208	—	—	5	4,213
Noncontrolling interest in FFO	2,119	2,119	—	—	—	(1,164)	(1,164)	—	—	—
Pre-tax FFO from discontinued operations	127	—	—	(127)	—	2,395	—	—	(2,395)	—
Pre-Tax FFO	74,586	—	—	—	74,586	(105,231)	—	—	—	(105,231)
Income tax benefit (expense) on FFO	2,963	—	—	—	2,963	64,517	—	—	—	64,517
Funds From Operations (FFO)	$77,549	$—	$—	$—	$77,549	$(40,714)	$—	$—	$—	$(40,714)
Depreciation and amortization - Real Estate Groups	(84,553)	—	—	(448)	(85,001)	(69,810)	—	—	(2,832)	(72,642)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	34,959	72,722	107,681	2,255	—	—	11,859	14,114
Gain on disposition of unconsolidated entities	34,959	—	(34,959)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	(1,095)	—	(1,095)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(1,095)	—	1,095	—	—
Non-FFO from discontinued operations	72,274	—	—	(72,274)	—	9,027	—	—	(9,027)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(41,761)	—	—	—	(41,761)	(5,473)	—	—	—	(5,473)
Impairment of depreciable real estate	—	—	—	—	—	424	—	—	—	424
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$58,468	$—	$—	$—	$58,468	$(105,386)	$—	$—	$—	$(105,386)
Preferred dividends and inducements of preferred stock conversion	(6,698)	—	—	—	(6,698)	(3,850)	—	—	—	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$51,770	$—	$—	$—	$51,770	$(109,236)	$—	$—	$—	$(109,236)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Years Ended January 31, 2013 and 2012 (in thousands)

	Commercial Group 2012					Commercial Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$762,063	$27,182	$233,165	$18,863	$986,909	$759,928	$32,668	$218,438	$51,283	$996,981
Exclude straight-line rent adjustment	(17,868)	—	—	(135)	(18,003)	(10,675)	—	—	(892)	(11,567)
Adjusted revenues	744,195	27,182	233,165	18,728	968,906	749,253	32,668	218,438	50,391	985,414
Add interest and other income	14,730	371	(203)	19	14,175	20,917	(245)	162	22	21,346
Equity in earnings (loss) of unconsolidated entities, including impairment	42,579	—	(42,579)	—	—	(20,397)	—	20,397	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(16,107)	—	16,107	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	40,284	—	(40,284)	—	—
Exclude depreciation and amortization of unconsolidated entities	43,830	—	(43,830)	—	—	41,071	—	(41,071)	—	—
Exclude interest expense of unconsolidated entities	64,907	—	(64,907)	—	—	64,130	—	(64,130)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	(818)	—	818	—	—	71	—	(71)	—	—
Adjusted total income	893,316	27,553	98,571	18,747	983,081	895,329	32,423	93,441	50,413	1,006,760
Operating expenses	393,698	11,569	98,571	8,640	489,340	367,402	15,046	93,441	28,381	474,178
Non-Real Estate depreciation and amortization	946	—	—	—	946	1,011	—	—	—	1,011
Exclude straight-line rent adjustment	(2,544)	—	—	—	(2,544)	(4,550)	—	—	(10)	(4,560)
Exclude preference payment	—	—	—	—	—	(1,732)	—	—	—	(1,732)
Adjusted operating expenses	392,100	11,569	98,571	8,640	487,742	362,131	15,046	93,441	28,371	468,897
Net operating income	501,216	15,984	—	10,107	495,339	533,198	17,377	—	22,042	537,863
Interest expense	(185,175)	(8,915)	(64,907)	(5,374)	(246,541)	(174,364)	(9,450)	(64,130)	(10,629)	(239,673)
Interest expense of unconsolidated entities	(64,907)	—	64,907	—	—	(64,130)	—	64,130	—	—
Gain (loss) on extinguishment of debt	8,995	(188)	818	—	10,001	21,034	1,641	(71)	—	19,322
Gain (loss) on extinguishment of debt of unconsolidated entities	818	—	(818)	—	—	(71)	—	71	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	(1,732)	—	—	—	(1,732)
Amortization of mortgage procurement costs - Real Estate Groups	(11,466)	—	—	(200)	(11,666)	(10,085)	—	—	(790)	(10,875)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Straight-line rent adjustment	15,324	—	—	135	15,459	6,125	—	—	882	7,007
Noncontrolling interest in FFO	(9,583)	(9,583)	—	—	—	(9,568)	(9,568)	—	—	—
Pre-tax FFO from discontinued operations	4,668	—	—	(4,668)	—	11,505	—	—	(11,505)	—
Pre-Tax FFO	266,656	—	—	—	266,656	311,912	—	—	—	311,912
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$266,656	$—	$—	$—	$266,656	$311,912	$—	$—	$—	$311,912
Depreciation and amortization - Real Estate Groups	(202,511)	—	—	(3,961)	(206,472)	(190,427)	—	—	(10,790)	(201,217)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	16,107	40,645	56,752	15,410	—	—	51,796	67,206
Gain on disposition of unconsolidated entities	16,107	—	(16,107)	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(30,660)	—	—	(4,254)	(34,914)	—	—	(40,284)	(13,692)	(53,976)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	(40,284)	—	40,284	—	—
Non-FFO from discontinued operations	32,430	—	—	(32,430)	—	27,314	—	—	(27,314)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$82,022	$—	$—	$—	$82,022	$123,925	$—	$—	$—	$123,925

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Years Ended January 31, 2013 and 2012 (in thousands) (continued)

	Residential Group 2012					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$269,637	$19,567	$161,939	$7,611	$419,620	$245,701	$18,124	$153,417	$9,426	$390,420
Exclude straight-line rent adjustment	438	—	—	—	438	(192)	—	—	—	(192)
Adjusted revenues	270,075	19,567	161,939	7,611	420,058	245,509	18,124	153,417	9,426	390,228
Add interest and other income	21,155	(583)	2,641	1	24,380	19,816	556	894	—	20,154
Equity in earnings (loss) of unconsolidated entities, including impairment	47,070	347	(45,947)	—	776	23,049	(185)	(22,633)	—	601
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(34,959)	—	34,959	—	—	(12,567)	—	12,567	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	37,091	—	(37,091)	—	—	29,542	—	(29,542)	—	—
Exclude interest expense of unconsolidated entities	37,410	—	(37,410)	—	—	36,499	—	(36,499)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	1,313	—	(1,313)	—	—	2,221	—	(2,221)	—	—
Adjusted total income	379,155	19,331	77,778	7,612	445,214	344,069	18,495	75,983	9,426	410,983
Operating expenses	188,591	15,016	77,778	3,509	254,862	174,280	14,729	75,983	3,945	239,479
Non-Real Estate depreciation and amortization	590	—	—	—	590	620	—	—	—	620
Exclude straight-line rent adjustment	—	—	—	—	—	63	—	—	—	63
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	189,181	15,016	77,778	3,509	255,452	174,963	14,729	75,983	3,945	240,162
Net operating income	189,974	4,315	—	4,103	189,762	169,106	3,766	—	5,481	170,821
Interest expense	(19,000)	(1,318)	(37,410)	(1,877)	(56,969)	(29,490)	(1,713)	(36,499)	(2,456)	(66,732)
Interest expense of unconsolidated entities	(37,410)	—	37,410	—	—	(36,499)	—	36,499	—	—
Gain (loss) on extinguishment of debt	(481)	—	(1,313)	(464)	(2,258)	(644)	—	(2,221)	—	(2,865)
Gain (loss) on extinguishment of debt of unconsolidated entities	(1,313)	—	1,313	—	—	(2,221)	—	2,221	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(3,071)	—	—	(43)	(3,114)	(3,449)	—	—	(57)	(3,506)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(438)	—	—	—	(438)	255	—	—	—	255
Noncontrolling interest in FFO	(2,997)	(2,997)	—	—	—	(2,053)	(2,053)	—	—	—
Pre-tax FFO from discontinued operations	1,719	—	—	(1,719)	—	2,968	—	—	(2,968)	—
Pre-Tax FFO	126,983	—	—	—	126,983	97,973	—	—	—	97,973
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$126,983	$—	$—	$—	$126,983	$97,973	$—	$—	$—	$97,973
Depreciation and amortization - Real Estate Groups	(86,893)	—	—	(2,198)	(89,091)	(77,760)	—	—	(2,478)	(80,238)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	34,959	59,290	94,249	2,255	—	12,567	—	14,822
Gain on disposition of unconsolidated entities	34,959	—	(34,959)	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	(235)	—	—	—	(235)
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	57,092	—	—	(57,092)	—	(2,478)	—	—	2,478	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$132,141	$—	$—	$—	$132,141	$32,322	$—	$—	$—	$32,322

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Years Ended January 31, 2013 and 2012 (in thousands) (continued)

	Arena 2012					Arena 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$48,353	$21,735	$—	$—	$26,618	$1,569	$1,059	$—	$—	$510
Exclude straight-line rent adjustment	(138)	—	—	—	(138)	54	—	—	—	54
Adjusted revenues	48,215	21,735	—	—	26,480	1,623	1,059	—	—	564
Add interest and other income	—	—	—	—	—	261	183	—	—	78
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	48,215	21,735	—	—	26,480	1,884	1,242	—	—	642
Operating expenses	49,175	21,458	—	—	27,717	12,536	5,809	—	—	6,727
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	49,175	21,458	—	—	27,717	12,536	5,809	—	—	6,727
Net operating income	(960)	277	—	—	(1,237)	(10,652)	(4,567)	—	—	(6,085)
Interest expense	122	(5,988)	—	—	6,110	14,336	—	—	—	14,336
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	(629)	(415)	—	—	(214)	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(81)	—	—	—	(81)	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	138	—	—	—	138	(54)	—	—	—	(54)
Noncontrolling interest in FFO	6,126	6,126	—	—	—	4,567	4,567	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	4,716	—	—	—	4,716	8,197	—	—	—	8,197
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$4,716	$—	$—	$—	$4,716	$8,197	$—	$—	$—	$8,197
Depreciation and amortization - Real Estate Groups	(5,213)	—	—	—	(5,213)	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(497)	$—	$—	$—	$(497)	$8,197	$—	$—	$—	$8,197

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Years Ended January 31, 2013 and 2012 (in thousands) (continued)

	Land Group 2012					Land Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$54,634	$5,002	$2,509	$—	$52,141	$44,420	$3,434	$13,666	$—	$54,652
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	54,634	5,002	2,509	—	52,141	44,420	3,434	13,666	—	54,652
Add interest and other income	9,866	952	—	—	8,914	10,838	876	(67)	—	9,895
Equity in earnings (loss) of unconsolidated entities, including impairment	(40,346)	—	43,452	—	3,106	(36,877)	—	36,781	—	(96)
Net loss on land held for divestiture activity of unconsolidated entities	40,777	—	(40,777)	—	—	41,902	—	(41,902)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	76	—	(76)	—	—	257	—	(257)	—	—
Exclude interest expense of unconsolidated entities	406	—	(406)	—	—	329	—	(329)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(1,926)	—	1,926	—	—
Adjusted total income	65,803	5,954	4,312	—	64,161	58,943	4,310	9,818	—	64,451
Operating expenses	48,361	3,438	4,312	—	49,235	47,543	2,849	9,818	—	54,512
Non-Real Estate depreciation and amortization	171	—	—	—	171	102	—	—	—	102
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	48,532	3,438	4,312	—	49,406	47,645	2,849	9,818	—	54,614
Net operating income	17,271	2,516	—	—	14,755	11,298	1,461	—	—	9,837
Interest expense	(3,801)	(264)	(406)	—	(3,943)	(3,443)	(550)	(329)	—	(3,222)
Interest expense of unconsolidated entities	(406)	—	406	—	—	(329)	—	329	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	1,926	—	1,926
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	1,926	—	(1,926)	—	—
Net gain (loss) on land held for divestiture activity	6,480	(834)	(40,777)	—	(33,463)	(115,654)	(243)	(41,902)	—	(157,313)
Net loss on land held for divestiture activity of unconsolidated entities	(40,777)	—	40,777	—	—	(41,902)	—	41,902	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(131)	—	—	—	(131)	(289)	—	—	—	(289)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(1,418)	(1,418)	—	—	—	(668)	(668)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(22,782)	—	—	—	(22,782)	(149,061)	—	—	—	(149,061)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(22,782)	$—	$—	$—	$(22,782)	$(149,061)	$—	$—	$—	$(149,061)
Depreciation and amortization - Real Estate Groups	(661)	—	—	—	(661)	(249)	—	—	—	(249)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	(390)	—	(390)	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	(390)	—	390	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(23,833)	$—	$—	$—	$(23,833)	$(149,310)	$—	$—	$—	$(149,310)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Years Ended January 31, 2013 and 2012 (in thousands) (continued)

	The Nets Group 2012					The Nets Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities, including impairment	(4,672)	—	—	—	(4,672)	(26,814)	—	—	—	(26,814)
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	(4,672)	—	—	—	(4,672)	(26,814)	—	—	—	(26,814)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(4,672)	—	—	—	(4,672)	(26,814)	—	—	—	(26,814)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(4,672)	—	—	—	(4,672)	(26,814)	—	—	—	(26,814)
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(4,672)	$—	$—	$—	$(4,672)	$(26,814)	$—	$—	$—	$(26,814)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(4,672)	$—	$—	$—	$(4,672)	$(26,814)	$—	$—	$—	$(26,814)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Years Ended January 31, 2013 and 2012 (in thousands) (continued)

	Corporate Group 2012					Corporate Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	164	—	—	—	164	262	—	—	—	262
Equity in earnings (loss) of unconsolidated entities, including impairment	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude impairment of unconsolidated real estate	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted total income	164	—	—	—	164	262	—	—	—	262
Operating expenses	52,450	—	—	—	52,450	52,585	—	—	—	52,585
Non-Real Estate depreciation and amortization	1,658	—	—	—	1,658	1,514	—	—	—	1,514
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	54,108	—	—	—	54,108	54,099	—	—	—	54,099
Net operating income	(53,944)	—	—	—	(53,944)	(53,837)	—	—	—	(53,837)
Interest expense	(61,375)	—	—	—	(61,375)	(56,838)	—	—	—	(56,838)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	(789)	—	—	—	(789)	(10,800)	—	—	—	(10,800)
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	—	—	—	—	—
Net loss on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Pre-Tax FFO	(116,108)	—	—	—	(116,108)	(121,475)	—	—	—	(121,475)
Income tax benefit (expense) on FFO	12,615	—	—	—	12,615	57,457	—	—	—	57,457
Funds From Operations (FFO)	$(103,493)	$—	$—	$—	$(103,493)	$(64,018)	$—	$—	$—	$(64,018)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Impairment of unconsolidated depreciable real estate	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(58,935)	—	—	—	(58,935)	(31,812)	—	—	—	(31,812)
Impairment of depreciable real estate	13,692	—	—	—	13,692	21,024	—	—	—	21,024
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(148,736)	$—	$—	$—	$(148,736)	$(74,806)	$—	$—	$—	$(74,806)
Preferred dividends and inducements of preferred stock conversion	(32,129)	—	—	—	(32,129)	(15,400)	—	—	—	(15,400)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(180,865)	$—	$—	$—	$(180,865)	$(90,206)	$—	$—	$—	$(90,206)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Summary of Funds From Operations (FFO) — Years Ended January 31, 2013 and 2012 (in thousands) (continued)

	Total 2012					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$1,134,687	$73,486	$397,613	$26,474	$1,485,288	$1,051,618	$55,285	$385,521	$60,709	$1,442,563
Exclude straight-line rent adjustment	(17,568)	—	—	(135)	(17,703)	(10,813)	—	—	(892)	(11,705)
Adjusted revenues	1,117,119	73,486	397,613	26,339	1,467,585	1,040,805	55,285	385,521	59,817	1,430,858
Add interest and other income	45,915	740	2,438	20	47,633	52,094	1,370	989	22	51,735
Equity in earnings (loss) of unconsolidated entities, including impairment	44,631	347	(45,074)	—	(790)	(61,039)	(185)	34,545	—	(26,309)
Net loss on land held for divestiture activity of unconsolidated entities	40,777	—	(40,777)	—	—	41,902	—	(41,902)	—	—
Exclude gain on disposition of unconsolidated entities	(51,066)	—	51,066	—	—	(12,567)	—	12,567	—	—
Exclude impairment of unconsolidated real estate	390	—	(390)	—	—	40,284	—	(40,284)	—	—
Exclude depreciation and amortization of unconsolidated entities	80,997	—	(80,997)	—	—	70,870	—	(70,870)	—	—
Exclude interest expense of unconsolidated entities	102,723	—	(102,723)	—	—	100,958	—	(100,958)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	495	—	(495)	—	—	366	—	(366)	—	—
Adjusted total income	1,381,981	74,573	180,661	26,359	1,514,428	1,273,673	56,470	179,242	59,839	1,456,284
Operating expenses	732,275	51,481	180,661	12,149	873,604	654,346	38,433	179,242	32,326	827,481
Non-Real Estate depreciation and amortization	3,365	—	—	—	3,365	3,247	—	—	—	3,247
Exclude straight-line rent adjustment	(2,544)	—	—	—	(2,544)	(4,487)	—	—	(10)	(4,497)
Exclude preference payment	—	—	—	—	—	(1,732)	—	—	—	(1,732)
Adjusted operating expenses	733,096	51,481	180,661	12,149	874,425	651,374	38,433	179,242	32,316	824,499
Net operating income	648,885	23,092	—	14,210	640,003	622,299	18,037	—	27,523	631,785
Interest expense	(269,229)	(16,485)	(102,723)	(7,251)	(362,718)	(249,799)	(11,713)	(100,958)	(13,085)	(352,129)
Interest expense of unconsolidated entities	(102,723)	—	102,723	—	—	(100,958)	—	100,958	—	—
Gain (loss) on extinguishment of debt	7,096	(603)	(495)	(464)	6,740	9,590	1,641	(366)	—	7,583
Gain (loss) on extinguishment of debt of unconsolidated entities	(495)	—	495	—	—	(366)	—	366	—	—
Net gain (loss) on land held for divestiture activity	6,480	(834)	(40,777)	—	(33,463)	(115,654)	(243)	(41,902)	—	(157,313)
Net loss on land held for divestiture activity of unconsolidated entities	(40,777)	—	40,777	—	—	(41,902)	—	41,902	—	—
Preference payment	—	—	—	—	—	(1,732)	—	—	—	(1,732)
Amortization of mortgage procurement costs - Real Estate Groups	(14,749)	—	—	(243)	(14,992)	(13,823)	—	—	(847)	(14,670)
Net gain on change in control of interests	6,766	2,702	—	—	4,064	—	—	—	—	—
Straight-line rent adjustment	15,024	—	—	135	15,159	6,326	—	—	882	7,208
Noncontrolling interest in FFO	(7,872)	(7,872)	—	—	—	(7,722)	(7,722)	—	—	—
Pre-tax FFO from discontinued operations	6,387	—	—	(6,387)	—	14,473	—	—	(14,473)	—
Pre-Tax FFO	254,793	—	—	—	254,793	120,732	—	—	—	120,732
Income tax benefit (expense) on FFO	12,615	—	—	—	12,615	57,457	—	—	—	57,457
Funds From Operations (FFO)	$267,408	$—	$—	$—	$267,408	$178,189	$—	$—	$—	$178,189
Depreciation and amortization - Real Estate Groups	(295,278)	—	—	(6,159)	(301,437)	(268,436)	—	—	(13,268)	(281,704)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	51,066	99,935	151,001	17,665	—	12,567	51,796	82,028
Gain on disposition of unconsolidated entities	51,066	—	(51,066)	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated and unconsolidated depreciable real estate	(30,660)	—	(390)	(4,254)	(35,304)	(235)	—	(40,284)	(13,692)	(54,211)
Impairment of unconsolidated depreciable real estate	(390)	—	390	—	—	(40,284)	—	40,284	—	—
Non-FFO from discontinued operations	89,522	—	—	(89,522)	—	24,836	—	—	(24,836)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(58,935)	—	—	—	(58,935)	(31,812)	—	—	—	(31,812)
Impairment of depreciable real estate	13,692	—	—	—	13,692	21,024	—	—	—	21,024
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$36,425	$—	$—	$—	$36,425	$(86,486)	$—	$—	$—	$(86,486)
Preferred dividends and inducements of preferred stock conversion	(32,129)	—	—	—	(32,129)	(15,400)	—	—	—	(15,400)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$4,296	$—	$—	$—	$4,296	$(101,886)	$—	$—	$—	$(101,886)

Real Estate Portfolio as of January 31, 2013 - Commercial Group - Office Buildings

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Leasable Square Feet	Leasable Square Feet at Pro- Rata %
Consolidated Office Buildings
2 Hanson Place	2004	100.00%	100.00%	Brooklyn, NY	Bank of New York, HSBC	399,000	399,000
4930 Oakton	2006	100.00%	100.00%	Skokie, IL	Sanford Brown College	40,000	40,000
Ballston Common Office Center	2005	100.00%	100.00%	Arlington, VA	US Coast Guard	174,000	174,000
Colorado Studios	2007	90.00%	90.00%	Denver, CO	Colorado Studios	75,000	68,000
Commerce Court	2007	100.00%	100.00%	Pittsburgh, PA	US Bank; Wesco Distributors; Cardworks Services; Marc USA	379,000	379,000
Edgeworth Building	2006	100.00%	100.00%	Richmond, VA	Hirschler Fleischer; Ernst & Young; Rummel, Klepper & Kahl	137,000	137,000
Eleven MetroTech Center	1995	85.00%	85.00%	Brooklyn, NY	City of New York - DoITT; E-911	216,000	184,000
Fifteen MetroTech Center	2003	95.00%	95.00%	Brooklyn, NY	Wellpoint, Inc.; City of New York - HRA	650,000	618,000
Halle Building	1986	100.00%	100.00%	Cleveland, OH	Case Western Reserve University; CEOGC	409,000	409,000
Harlem Center	2003	100.00%	100.00%	Manhattan, NY	Office of General Services-Temporary Disability & Assistance; State Liquor Authority	147,000	147,000
Higbee Building	1990	100.00%	100.00%	Cleveland, OH	Key Bank; Horseshoe Casino	815,000	815,000
Illinois Science and Technology Park
4901 Searle (A)	2006	100.00%	100.00%	Skokie, IL	Northshore University Health System	224,000	224,000
8025 Lamon (P)	2006	100.00%	100.00%	Skokie, IL	NanoInk, Inc.; WIL Research; Vetter Development Services	128,000	128,000
8030 Lamon (J)	2010	100.00%	100.00%	Skokie, IL	Leasing in progress	147,000	147,000
8045 Lamon (Q)	2007	100.00%	100.00%	Skokie, IL	Astellas; Polyera; Fresenius Kabi USA, LLC	161,000	161,000
Johns Hopkins - 855 North Wolfe Street	2008	83.99%	98.81%	Baltimore, MD	Johns Hopkins; Brain Institute; Howard Hughes Institute; Lieber Institute	279,000	276,000
Mesa del Sol - 5600 University SE	2006	95.00%	95.00%	Albuquerque, NM	MSR-FSR, LLC; CFV Solar	87,000	83,000
Mesa del Sol - Aperture Center	2008	95.00%	95.00%	Albuquerque, NM	Forest City Covington NM, LLC	76,000	72,000
Mesa del Sol - Fidelity	2008/2009	80.00%	80.00%	Albuquerque, NM	Fidelity Investments	210,000	168,000
New York Times	2007	100.00%	100.00%	Manhattan, NY	ClearBridge Advisors, LLC, a Legg Mason Co.; Covington & Burling; Osler Hoskin & Harcourt; Seyfarth Shaw	738,000	738,000
Nine MetroTech Center North	1997	85.00%	85.00%	Brooklyn, NY	City of New York - Fire Department	317,000	269,000
One MetroTech Center	1991	82.50%	82.50%	Brooklyn, NY	JP Morgan Chase; National Grid	937,000	773,000
One Pierrepont Plaza	1988	100.00%	100.00%	Brooklyn, NY	Morgan Stanley; U.S. Probation	659,000	659,000
Post Office Plaza	1990	100.00%	100.00%	Cleveland, OH	URS Energy; Chase Home Finance, LLC; Quicken Loans; Squire Sanders	476,000	476,000
Richmond Office Park	2007	100.00%	100.00%	Richmond, VA	The Brinks Co.; Wells Fargo; Bon Secours Virginia HealthSource	568,000	568,000
Skylight Office Tower	1991	92.50%	100.00%	Cleveland, OH	Ulmer & Berne, LLP; Social Security Administration	321,000	321,000
Stapleton - 3055 Roslyn	2006	90.00%	90.00%	Denver, CO	University of Colorado Hospital	45,000	41,000
Ten MetroTech Center	1992	100.00%	100.00%	Brooklyn, NY	Leasing in progress	365,000	365,000
Terminal Tower	1983	100.00%	100.00%	Cleveland, OH	Forest City Enterprises, Inc.; Falls Communications; Riverside Company	597,000	597,000
Twelve MetroTech Center	2004	100.00%	100.00%	Brooklyn, NY	National Union Fire Insurance Co.	177,000	177,000
Two MetroTech Center	1990	82.50%	82.50%	Brooklyn, NY	City of New York - Board of Education; City of New York - DoITT; Internal Revenue Service	522,000	431,000
University of Pennsylvania	2004	100.00%	100.00%	Philadelphia, PA	University of Pennsylvania	122,000	122,000
Consolidated Office Buildings Subtotal						10,597,000	10,166,000

Real Estate Portfolio as of January 31, 2013 - Commercial Group - Office Buildings (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants	Leasable Square Feet	Leasable Square Feet at Pro- Rata %
Unconsolidated Office Buildings
35 Landsdowne Street	2002	51.00%	51.00%	Cambridge, MA	Millennium Pharmaceuticals	202,000	103,000
350 Massachusetts Ave	1998	50.00%	50.00%	Cambridge, MA	Star Market; Novartis; Millenium Pharmaceuticals	169,000	85,000
40 Landsdowne Street	2003	51.00%	51.00%	Cambridge, MA	Millennium Pharmaceuticals	215,000	110,000
45/75 Sidney Street	1999	51.00%	51.00%	Cambridge, MA	Millennium Pharmaceuticals; Novartis	277,000	141,000
65/80 Landsdowne Street	2001	51.00%	51.00%	Cambridge, MA	Partners HealthCare System	122,000	62,000
818 Mission Street	2008	50.00%	50.00%	San Francisco, CA	Denny's; Community Vocational Enterprises	28,000	14,000
88 Sidney Street	2002	51.00%	51.00%	Cambridge, MA	Vertex Pharmaceuticals	145,000	74,000
Bulletin Building	2006	50.00%	50.00%	San Francisco, CA	Great West Life and Annuity; Corinthian School; SF Filipino Cultural Center	78,000	39,000
Clark Building	1989	50.00%	50.00%	Cambridge, MA	Sanofi Pasteur Biologics; Agios Pharmaceuticals	122,000	61,000
Enterprise Place	1998	50.00%	50.00%	Beachwood, OH	University of Phoenix; Advance Payroll; PS Executive Centers; Retina Assoc. of Cleveland	132,000	66,000
Jackson Building	1987	51.00%	51.00%	Cambridge, MA	Ariad Pharmaceuticals	99,000	50,000
Liberty Center	1986	50.00%	50.00%	Pittsburgh, PA	Federated Investors; Direct Energy Business	526,000	263,000
Richards Building	1990	51.00%	51.00%	Cambridge, MA	Genzyme Biosurgery; Ariad Pharmaceuticals, Inc.	126,000	64,000
Signature Square I	1986	50.00%	50.00%	Beachwood, OH	Ciuni & Panichi; PCC Airfoils; Liberty Bank	79,000	40,000
Signature Square II	1989	50.00%	50.00%	Beachwood, OH	Pro Ed Communications; Goldberg Co.; Resilience Mgt.	82,000	41,000
Unconsolidated Office Buildings Subtotal						2,402,000	1,213,000
Total Office Buildings at January 31, 2013						12,999,000	11,379,000
Total Office Buildings at January 31, 2012						13,517,000	11,713,000

Real Estate Portfolio as of January 31, 2013 - Commercial Group - Retail Centers

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %
Consolidated Regional Malls
Antelope Valley Mall	1990/1999	98.00%	100.00%	Palmdale, CA	Macy’s; Sears; JCPenney; Dillard’s; Forever 21; Cinemark Theatre	1,196,000	1,196,000	478,000	478,000
Ballston Common Mall	1986/1999	100.00%	100.00%	Arlington, VA	Macy’s; Sport & Health; Regal Cinemas	579,000	579,000	311,000	311,000
Galleria at Sunset	1996/2002	100.00%	100.00%	Henderson, NV	Dillard’s; Macy’s; JCPenney; Dick’s Sporting Goods; Kohl’s	1,048,000	1,048,000	412,000	412,000
Mall at Robinson	2001	71.67%	100.00%	Pittsburgh, PA	Macy’s; Sears; JCPenney; Dick’s Sporting Goods	880,000	880,000	384,000	384,000
Northfield at Stapleton	2005/2006	100.00%	100.00%	Denver, CO	Bass Pro Shops; Target; Harkins Theatre; JCPenney; Macy’s	1,127,000	1,127,000	664,000	664,000
Orchard Town Center	2008/2012	100.00%	100.00%	Westminster, CO	JCPenney; Macy’s; Target; AMC Theatres	1,043,000	1,043,000	507,000	507,000
Promenade Bolingbrook	2007	100.00%	100.00%	Bolingbrook, IL	Bass Pro Shops; Macy’s; Gold Class Cinemas; Barnes & Noble; Designer Shoe Warehouse	771,000	771,000	575,000	575,000
Promenade in Temecula	1999/2002/2009	100.00%	100.00%	Temecula, CA	JCPenney; Sears; Macy’s; Edwards Cinema	1,279,000	1,279,000	544,000	544,000
Shops at Wiregrass	2008	50.00%	100.00%	Tampa, FL	JCPenney; Dillard’s; Macy’s; Barnes & Noble	742,000	742,000	358,000	358,000
Short Pump Town Center	2003/2005	50.00%	100.00%	Richmond, VA	Nordstrom; Macy’s; Dillard’s; Dick’s Sporting Goods	1,310,000	1,310,000	598,000	598,000
South Bay Galleria	1985/2001	100.00%	100.00%	Redondo Beach, CA	Nordstrom; Macy’s; Kohl’s; AMC Theatres	960,000	960,000	393,000	393,000
Victoria Gardens	2004/2007	80.00%	80.00%	Rancho Cucamonga, CA	Bass Pro Shops; Macy’s; JCPenney; AMC Theatres	1,401,000	1,121,000	829,000	663,000
Westchester’s Ridge Hill	2011/2012	70.00%	100.00%	Yonkers, NY	Lord & Taylor; WESTMED Medical Group; Apple; LA Fitness; Whole Foods; Dick’s Sporting Goods; National Amusements' Cinema de Lux; Legoland	1,336,000	1,336,000	1,336,000	1,336,000
Consolidated Regional Malls Subtotal						13,672,000	13,392,000	7,389,000	7,223,000
Consolidated Specialty Retail Centers
Atlantic Center Site V	1998	100.00%	100.00%	Brooklyn, NY	Modell’s	17,000	17,000	17,000	17,000
Avenue at Tower City Center	1990	100.00%	100.00%	Cleveland, OH	Hard Rock Café; Morton’s of Chicago; Cleveland Cinemas; Horseshoe Casino (located in Higbee Building)	365,000	365,000	365,000	365,000
Brooklyn Commons	2004	100.00%	100.00%	Brooklyn, NY	Lowe’s	151,000	151,000	151,000	151,000
Fairmont Plaza Cinema	1998	100.00%	100.00%	San Jose, CA	Camera 12 Cinemas	70,000	70,000	70,000	70,000
Market at Tobacco Row	2002	100.00%	100.00%	Richmond, VA	Rich Foods; CVS/Pharmacy	43,000	43,000	43,000	43,000
Quartermaster Plaza	2004	100.00%	100.00%	Philadelphia, PA	Home Depot; BJ’s Wholesale Club; Staples; PetSmart; Walgreen’s	456,000	456,000	456,000	456,000
Station Square	1994/2002	100.00%	100.00%	Pittsburgh, PA	Hard Rock Café; Grand Concourse Restaurant; Buca Di Beppo; Texas de Brazil; Pittsburgh Riverhounds	291,000	291,000	291,000	291,000
The Yards - Boilermaker Shops	2012	100.00%	100.00%	Washington, D.C.	Buzz Bakery; Willie’s Brew & Que; Well’s Cleaners; Bluejacket Brewery	39,000	39,000	39,000	39,000
The Yards - Lumber Shed (Under Construction)	2013	100.00%	100.00%	Washington, D.C.	Forest City Enterprises, Inc.; Osteria Morini; Agua 301	32,000	32,000	32,000	32,000
The Yards - Twelve12 (Under Construction)	2014	100.00%	100.00%	Washington, D.C.	Harris Teeter Grocery; Vida Fitness	88,000	88,000	88,000	88,000
Town Center (East 29th Avenue)	2004	90.00%	90.00%	Denver, CO	King Soopers; Walgreen’s; Casey’s Pub; Chipotle; SDC Services Corp.; Exempla, Inc.	181,000	163,000	98,000	88,000
Consolidated Specialty Retail Centers Subtotal						1,733,000	1,715,000	1,650,000	1,640,000
Consolidated Retail Centers Total						15,405,000	15,107,000	9,039,000	8,863,000

Real Estate Portfolio as of January 31, 2013 - Commercial Group - Retail Centers (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Major Tenants/Anchors	Total Square Feet	Total Square Feet at Pro- Rata %	Gross Leasable Area	Gross Leasable Area at Pro- Rata %
Unconsolidated Regional Malls
Boulevard Mall	1996/2000	50.00%	50.00%	Amherst, NY	JCPenney; Macy’s; Sears; Michael’s	912,000	456,000	336,000	168,000
Charleston Town Center	1983	50.00%	50.00%	Charleston, WV	Macy’s; JCPenney; Sears; Brickstreet Insurance	892,000	446,000	358,000	179,000
Mall at Stonecrest	2001	51.00%	51.00%	Atlanta, GA	Kohl’s; Sears; JCPenney; Dillard’s; AMC Theatres; Macy’s	1,226,000	625,000	397,000	202,000
San Francisco Centre	2006	50.00%	50.00%	San Francisco, CA	Nordstrom; Bloomingdale’s; Century Theaters; San Francisco State University; Microsoft	1,462,000	731,000	788,000	394,000
Unconsolidated Regional Malls Subtotal						4,492,000	2,258,000	1,879,000	943,000
Unconsolidated Specialty Retail Centers
42nd Street	1999	51.00%	51.00%	Manhattan, NY	AMC Theatres; Madame Tussaud’s Wax Museum; Modell's; Dave & Buster’s; Famous Dave’s BBQ; Ripley’s Believe It or Not!	309,000	158,000	309,000	158,000
Atlantic Center	1996	51.00%	51.00%	Brooklyn, NY	Pathmark; OfficeMax; Old Navy; Marshall’s; NYC - Dept of Motor Vehicles; Best Buy	395,000	201,000	395,000	201,000
Atlantic Terminal	2004	51.00%	51.00%	Brooklyn, NY	Target; Designer Shoe Warehouse; Chuck E. Cheese’s; Guitar Center	371,000	189,000	371,000	189,000
Bruckner Boulevard	1996	51.00%	51.00%	Bronx, NY	Conway; Old Navy; Marshall's	113,000	58,000	113,000	58,000
Columbia Park Center	1999	38.25%	38.25%	North Bergen, NJ	Shop Rite; Old Navy; Staples; Ballys; Shopper’s World; Phoenix Theatres	351,000	134,000	351,000	134,000
Court Street	2000	51.00%	51.00%	Brooklyn, NY	United Artists Theatres; Barnes & Noble	102,000	52,000	102,000	52,000
Eastchester	2000	51.00%	51.00%	Bronx, NY	Pathmark	63,000	32,000	63,000	32,000
East River Plaza	2009/2010	35.00%	50.00%	Manhattan, NY	Costco; Target; Aldi; Marshall’s; PetSmart; Bob’s Furniture; Old Navy	527,000	264,000	527,000	264,000
Forest Avenue	2000	51.00%	51.00%	Staten Island, NY	United Artists Theatres	70,000	36,000	70,000	36,000
Golden Gate	1958	50.00%	50.00%	Mayfield Heights, OH	OfficeMax; JoAnn Fabrics; Marshall’s; World Market; HH Gregg; PetSmart	361,000	181,000	361,000	181,000
Gun Hill Road	1997	51.00%	51.00%	Bronx, NY	Home Depot; Chuck E. Cheese’s	147,000	75,000	147,000	75,000
Harlem Center	2002	51.00%	51.00%	Manhattan, NY	Marshall’s; CVS/Pharmacy; Staples; H&M; Planet Fitness	126,000	64,000	126,000	64,000
Kaufman Studios	1999	51.00%	51.00%	Queens, NY	United Artists Theatres	84,000	43,000	84,000	43,000
Marketplace at Riverpark	1996	50.00%	50.00%	Fresno, CA	JCPenney; Best Buy; Marshall’s; OfficeMax; Old Navy; Target; Sports Authority	471,000	236,000	296,000	148,000
Northern Boulevard	1997	51.00%	51.00%	Queens, NY	Stop & Shop; Marshall’s; Old Navy; AJ Wright; Guitar Center	218,000	111,000	218,000	111,000
Plaza at Robinson Town Center	1989	50.00%	50.00%	Pittsburgh, PA	T.J. Maxx; Marshall’s; IKEA; Value City; JoAnn Fabrics; HomeGoods	507,000	254,000	507,000	254,000
Queens Place	2001	51.00%	51.00%	Queens, NY	Target; Best Buy; Designer Shoe Warehouse; Macy’s Furniture	455,000	232,000	221,000	113,000
Richmond Avenue	1998	51.00%	51.00%	Staten Island, NY	Staples; Dick’s Sporting Goods	76,000	39,000	76,000	39,000
Unconsolidated Specialty Retail Centers Subtotal						4,746,000	2,359,000	4,337,000	2,152,000
Unconsolidated Retail Centers Total						9,238,000	4,617,000	6,216,000	3,095,000
Total Retail Centers at January 31, 2013						24,643,000	19,724,000	15,255,000	11,958,000
Total Retail Centers at January 31, 2012						26,533,000	21,020,000	16,074,000	12,393,000

Real Estate Portfolio as of January 31, 2013

COMMERCIAL GROUP - HOTELS

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Rooms	Hotel Rooms at Pro-Rata %
Consolidated Hotels
Sheraton Station Square	1998/2001	100.00%	100.00%	Pittsburgh, PA	399	399
Unconsolidated Hotels
Westin Convention Center	1986	50.00%	50.00%	Pittsburgh, PA	616	308
Total Hotel Rooms at January 31, 2013					1,015	707
Total Hotel Rooms at January 31, 2012					1,015	707

COMMERCIAL GROUP - ARENA

					Major Tenants	Total Square Feet	Total Square Feet at Pro- Rata %	Est. Seating Capacity for NBA Basketball Event	Est. Seating Capacity for NHL Hockey Event
Barclays Center	2012	34.01%	34.01%	Brooklyn, NY	The Brooklyn Nets (NBA Team); The NY Islanders (NHL Team, 2015-16 season)	670,000	228,000	18,000	14,500

Real Estate Portfolio as of January 31, 2013 - Residential Group - Apartments

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Consolidated Apartment Communities
100 Landsdowne Street	2005	100.00%	100.00%	Cambridge, MA	203	203
1251 S. Michigan	2006	0.01%	100.00%	Chicago, IL	91	91
American Cigar Company	2000	100.00%	100.00%	Richmond, VA	171	171
Ashton Mill	2005	100.00%	100.00%	Cumberland, RI	193	193
^ Aster Northfield (Under Construction)	2013-2014	90.00%	90.00%	Denver, CO	352	317
Botanica Eastbridge	2012	90.00%	90.00%	Denver, CO	118	106
Brooklyn Atlantic Yards - B2 BKLYN (Under Construction)	2014	100.00%	100.00%	Brooklyn, NY	363	363
Brookview Place	1979	12.70%	100.00%	Dayton, OH	232	232
Cameron Kinney	2007	100.00%	100.00%	Richmond, VA	259	259
Cedar Place	1974	2.98%	100.00%	Lansing, MI	220	220
Consolidated-Carolina	2003	89.99%	100.00%	Richmond, VA	158	158
Continental Building (Under Construction)	2013	100.00%	100.00%	Dallas, TX	203	203
Cutter’s Ridge at Tobacco Row	2006	100.00%	100.00%	Richmond, VA	12	12
Drake	1998	95.05%	95.05%	Philadelphia, PA	284	270
Easthaven at the Village	1994/1995	100.00%	100.00%	Beachwood, OH	360	360
Foundry Lofts	2011	80.02%	100.00%	Washington, D.C.	170	170
Grand Lowry Lofts	2000	100.00%	100.00%	Denver, CO	261	261
Hamel Mill Lofts	2008-2010	90.00%	100.00%	Haverhill, MA	305	305
Heritage	2002	100.00%	100.00%	San Diego, CA	230	230
Hummingbird Pointe (formerly Parmatown Towers and Gardens)	1972-1973	100.00%	100.00%	Parma, OH	406	406
Independence Place I	1973	50.00%	50.00%	Parma Heights, OH	202	101
Independence Place II	2003	100.00%	100.00%	Parma Heights, OH	201	201
Kennedy Biscuit Lofts	1990	3.00%	100.00%	Cambridge, MA	142	142
Knolls	1995	100.00%	100.00%	Orange, CA	260	260
Lofts 23	2005	100.00%	100.00%	Cambridge, MA	51	51
Lofts at 1835 Arch	2001	95.05%	95.05%	Philadelphia, PA	191	182
Lucky Strike	2008	88.98%	100.00%	Richmond, VA	131	131
Mercantile Place on Main	2008	100.00%	100.00%	Dallas, TX	366	366
Metro 417	2005	100.00%	100.00%	Los Angeles, CA	277	277
Metropolitan	1989	100.00%	100.00%	Los Angeles, CA	270	270
Midtown Towers	1969	100.00%	100.00%	Parma, OH	635	635
Millender Center (sold in March 2013)	1985	6.85%	90.69%	Detroit, MI	339	307
Museum Towers	1997	100.00%	100.00%	Philadelphia, PA	286	286
North Church Towers	2009	100.00%	100.00%	Parma Heights, OH	399	399
One Franklintown	1988	100.00%	100.00%	Philadelphia, PA	335	335
Pavilion	1992	95.00%	95.00%	Chicago, IL	1,114	1,058
Perrytown Place	1973	8.12%	100.00%	Pittsburgh, PA	231	231
Presidio Landmark	2010	1.00%	100.00%	San Francisco, CA	161	161

Real Estate Portfolio as of January 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Consolidated Apartment Communities (continued)
Queenswood	1990	93.36%	93.36%	Corona, NY	296	276
Sky55	2006	100.00%	100.00%	Chicago, IL	411	411
^ Stratford Avenue (Under Construction)	2013	100.00%	100.00%	Fairfield, CT	128	128
The Aster Town Center	2012	90.00%	90.00%	Denver, CO	85	77
The Yards - Twelve12 (Under Construction)	2014	80.02%	100.00%	Washington, D.C.	218	218
Town Center (Botanica on the Green & Crescent Flats)	2004/2007	90.00%	90.00%	Denver, CO	298	268
^ West Village (Under Construction)	2014-2015	100.00%	100.00%	Dallas, TX	381	381
Wilson Building	2007	100.00%	100.00%	Dallas, TX	135	135
Consolidated Apartment Communities Subtotal					12,134	11,817
Consolidated Supported-Living Apartments
Forest Trace	2000	100.00%	100.00%	Lauderhill, FL	322	322
Consolidated Apartments Total					12,456	12,139

Real Estate Portfolio as of January 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Unconsolidated Apartment Communities
120 Kingston (Under Construction)	2014	50.00%	50.00%	Boston, MA	240	120
8 Spruce Street	2011/2012	18.21%	26.01%	Manhattan, NY	899	234
Arbor Glen	2001-2007	50.00%	50.00%	Twinsburg, OH	288	144
Barrington Place	2008	49.00%	49.00%	Raleigh, NC	274	134
Bayside Village	1988-1989	50.00%	50.00%	San Francisco, CA	862	431
Big Creek	1996-2001	50.00%	50.00%	Parma Heights, OH	516	258
Camelot	1967	50.00%	50.00%	Parma Heights, OH	151	76
Cherry Tree	1996-2000	50.00%	50.00%	Strongsville, OH	442	221
Chestnut Lake	1969	50.00%	50.00%	Strongsville, OH	789	395
Cobblestone Court Apartments	2006-2009	50.00%	50.00%	Painesville, OH	400	200
Colonial Grand	2003	50.00%	50.00%	Tampa, FL	176	88
Coppertree	1998	50.00%	50.00%	Mayfield Heights, OH	342	171
Deer Run	1987-1990	46.00%	46.00%	Twinsburg, OH	562	259
DKLB BKLN	2009/2010	40.80%	51.00%	Brooklyn, NY	365	186
Eaton Ridge	2002-2004	50.00%	50.00%	Sagamore Hills, OH	260	130
Fenimore Court	1982	9.48%	50.00%	Detroit, MI	144	72
Fort Lincoln II	1979	45.00%	45.00%	Washington, D.C.	176	79
Fort Lincoln III & IV	1981	24.90%	24.90%	Washington, D.C.	306	76
Grand	1999	42.75%	42.75%	North Bethesda, MD	549	235
Hamptons	1969	50.00%	50.00%	Beachwood, OH	651	326
Hunter’s Hollow	1990	50.00%	50.00%	Strongsville, OH	208	104
Legacy Arboretum	2008	49.00%	49.00%	Charlotte, NC	266	130
Legacy Crossroads	2008-2009	50.00%	50.00%	Cary, NC	344	172
Lenox Club	1991	47.50%	47.50%	Arlington, VA	385	183
Lenox Park	1992	47.50%	47.50%	Silver Spring, MD	406	193
Liberty Hills	1979-1986	50.00%	50.00%	Solon, OH	396	198
Newport Landing	2002-2005	50.00%	50.00%	Coventry Township, OH	336	168
Noble Towers	1979	50.00%	50.00%	Pittsburgh, PA	133	67
Parkwood Village	2001-2002	50.00%	50.00%	Brunswick, OH	204	102
Pine Ridge Valley	1967-1974, 2005-2007	50.00%	50.00%	Willoughby Hills, OH	1,309	655
Residences at University Park	2002	40.00%	40.00%	Cambridge, MA	135	54
Settler’s Landing at Greentree	2000-2004	50.00%	50.00%	Streetsboro, OH	408	204
Stratford Crossing	2007-2010	50.00%	50.00%	Wadsworth, OH	348	174
Surfside Towers	1970	50.00%	50.00%	Eastlake, OH	246	123
Sutton Landing	2007-2009	50.00%	50.00%	Brimfield, OH	216	108
Tamarac	1990-2001	50.00%	50.00%	Willoughby, OH	642	321
Uptown Apartments	2008	50.00%	50.00%	Oakland, CA	665	333

Real Estate Portfolio as of January 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Unconsolidated Apartment Communities (continued)
Westwood Reserve	2002	50.00%	50.00%	Tampa, FL	340	170
Woodgate / Evergreen Farms	2004-2006	33.33%	33.33%	Olmsted Township, OH	348	116
Worth Street	2003	50.00%	50.00%	Manhattan, NY	330	165
Unconsolidated Apartment Communities Subtotal					16,057	7,575
Unconsolidated Senior Housing Apartments
Autumn Ridge	2002	100.00%	100.00%	Sterling Heights, MI	251	251
Bowin	1998	95.05%	95.05%	Detroit, MI	193	183
Brookpark Place	1976	100.00%	100.00%	Wheeling, WV	152	152
Buckeye Towers	1976	12.14%	12.14%	New Boston, OH	120	15
Burton Place	2000	90.00%	90.00%	Burton, MI	200	180
Cambridge Towers	2002	100.00%	100.00%	Detroit, MI	250	250
Canton Towers	1978	12.14%	12.14%	Canton, OH	199	24
Carl D. Perkins	2002	100.00%	100.00%	Pikeville, KY	150	150
Connellsville Towers	1981	11.23%	11.23%	Connellsville, PA	111	12
Coraopolis Towers	2002	80.00%	80.00%	Coraopolis, PA	200	160
Donora Towers	2002	100.00%	100.00%	Donora, PA	103	103
Farmington Place	1980	100.00%	100.00%	Farmington, MI	153	153
Frenchtown Place	1975	8.12%	100.00%	Monroe, MI	151	151
Glendora Gardens	1983	1.99%	45.51%	Glendora, CA	105	48
Grove	2003	100.00%	100.00%	Ontario, CA	101	101
Lakeland	1998	95.10%	95.10%	Waterford, MI	200	190
Lima Towers	1977	12.14%	12.14%	Lima, OH	200	24
Miramar Towers	1980	7.98%	100.00%	Los Angeles, CA	157	157
North Port Village	1981	30.60%	30.60%	Port Huron, MI	251	77
Nu Ken Tower (Citizen’s Plaza)	1981	8.84%	50.00%	New Kensington, PA	101	51
Oceanpointe Towers	1980	7.98%	100.00%	Long Branch, NJ	151	151
Panorama Towers	1978	99.00%	99.00%	Panorama City, CA	154	152
Park Place Towers	1975	21.79%	100.00%	Mt. Clemens, MI	187	187
Pine Grove Manor	1973	14.61%	100.00%	Muskegon Township, MI	172	172
Plymouth Square	2003	100.00%	100.00%	Detroit, MI	280	280
Potomac Heights Village	1981	7.98%	100.00%	Keyser, WV	141	141
Riverside Towers	1977	9.64%	100.00%	Coshocton, OH	100	100
Shippan Avenue	1980	100.00%	100.00%	Stamford, CT	148	148
St. Mary’s Villa	2002	40.07%	40.07%	Newark, NJ	360	144
The Springs	1981	7.98%	100.00%	La Mesa, CA	129	129
Tower 43	2002	100.00%	100.00%	Kent, OH	101	101

Real Estate Portfolio as of January 31, 2013 - Residential Group - Apartments (continued)

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)	Leasable Units at Pro-Rata % (3)
Unconsolidated Senior Housing Apartments (continued)
Towne Centre Place	1975	8.80%	100.00%	Ypsilanti, MI	170	170
Village Center	1983	100.00%	100.00%	Detroit, MI	254	254
Village Square	1978	100.00%	100.00%	Williamsville, NY	100	100
Ziegler Place	1978	100.00%	100.00%	Livonia, MI	141	141
Unconsolidated Senior Housing Apartments Subtotal					5,936	4,802
Unconsolidated Apartments Total					21,993	12,377
Combined Apartments Total					34,449	24,516
Federally Subsidized Housing (Total of 5 Buildings)					741
Total Apartment Units at January 31, 2013					35,190
Total Apartment Units at January 31, 2012					34,225

Real Estate Portfolio as of January 31, 2013 - Residential Group - Military Housing

Name	Date of Opening/ Acquisition/ Expansion	Legal Ownership (1)	Pro-Rata Ownership (2)	Location	Leasable Units (3)
Unconsolidated Military Housing^
Air Force Academy	2007-2011	50.00%	50.00%	Colorado Springs, CO	427
Hawaii Phase IV (Under Construction)	2007-2014	1.00%	^^	Kaneohe, HI	1,141
Marines, Hawaii Increment II	2007-2011	1.00%	^^	Honolulu, HI	1,175
Midwest Millington	2008-2011	1.00%	^^	Memphis, TN	318
Navy, Hawaii Increment III	2007-2011	1.00%	^^	Honolulu, HI	2,520
Navy Midwest	2006-2011	1.00%	^^	Chicago, IL	1,401
Ohana Military Communities, Hawaii Increment I	2005-2008	1.00%	^^	Honolulu, HI	1,952
Pacific Northwest Communities	2007-2011	20.00%	^^	Seattle, WA	2,985
Southern Group:
Arnold Air Force Base (Under Construction)	2011-2013	100.00%	^^^	Tullahoma, TN	22
Joint Base Charleston (Under Construction)	2011-2013	100.00%	^^^	Charleston, SC	345
Keesler Air Force Base	2011-2012	100.00%	^^^	Biloxi, MS	1,188
Shaw Air Force Base (Under Construction)	2011-2015	100.00%	^^^	Sumter, SC	630
Unconsolidated Military Housing Total					14,104
Total Military Housing Units at January 31, 2013					14,104
Total Military Housing Units at January 31, 2012					14,104

(1)	Represents our actual equity ownership in the underlying property.

(2)
Represents the percentage of income or loss allocation expected to be received during the reporting period based on the entities capital structure. Amounts differ from legal ownership due to various scenarios, including but not limited to our right to preferred returns on our initial or disproportionate equity fundings, various tax credits and tax related structures.

(3)	Represents 100% of the leasable units in the apartment community. Leasable units at Pro-Rata % represents the total leasable units multiplied by the Pro-Rata ownership percent.

^	Property to open in phases .

^^	Our share of residual cash flow ranges from 0-20% during the life cycle of the project.

^^^	We do not share in any cash flow from operations . However, we are entitled to the return of our equity at the end of the 50-year lease term.